EXHIBIT 2.1

                         -------------------------------

                            ASSET PURCHASE AGREEMENT

                            DATED AS OF MAY 26, 2004

                                 BY AND BETWEEN

                           EVOKE ASSET PURCHASE CORP.,

                          A WHOLLY OWNED SUBSIDIARY OF

                    CONVERSION SERVICES INTERNATIONAL, INC.,

                     CONVERSION SERVICES INTERNATIONAL, INC.

                                       AND

                           EVOKE SOFTWARE CORPORATION

                         -------------------------------


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                                TABLE OF CONTENTS
                                                                                                                PAGE
ARTICLE I PURCHASE AND SALE OF ACQUIRED ASSETS; ASSUMPTION OF Seller LIABILITIES.................................1
         1.1      Acquired Assets................................................................................1
         1.2      Excluded Assets................................................................................3
         1.3      Assumed Liabilities............................................................................3
         1.4      Excluded Liabilities...........................................................................5
         1.5      Transfer Taxes.................................................................................5
         1.6      Allocation of Consideration....................................................................5
         1.7      Cooperation and Records Retention..............................................................6
         1.8      Assignment of Certain US Contracts.............................................................6

ARTICLE II CLOSING; ASSET PURCHASE CONSIDERATION; DELIVERIES AT CLOSING..........................................6
         2.1      Closing........................................................................................6
         2.2      Asset Purchase Consideration...................................................................6
         2.3      Deliveries at the Closing......................................................................7

ARTICLE III CONDITIONS TO CLOSING OF BUYER AND BUYER PARENT......................................................9
         3.1      Closing Deliveries.............................................................................9
         3.2      Representations and Warranties.................................................................9
         3.3      Proceedings....................................................................................9
         3.4      Consents.......................................................................................9
         3.5      Authorization..................................................................................9
         3.6      Governmental Filings..........................................................................10
         3.7      Documents.....................................................................................10
         3.8      Opinion of Counsel for Seller.................................................................10
         3.9      No Material Adverse Change....................................................................10
         3.10     Non-Competition Agreements....................................................................10

ARTICLE IV CONDITIONS TO CLOSING OF Seller......................................................................10
         4.1      Closing Deliveries............................................................................10
         4.2      Representations and Warranties................................................................10
         4.3      Proceedings...................................................................................11
         4.4      Authorization.................................................................................11
         4.5      Governmental Filings..........................................................................11
         4.6      Documents.....................................................................................11
         4.7      Opinion of Counsel for Buyer..................................................................11
         4.8      Non-Competition Agreements....................................................................11

ARTICLE V REPRESENTATIONS AND WARRANTIES OF Seller..............................................................11
         5.1      Organization; Ownership; Capitalization.......................................................12
         5.2      Authorization of Transaction..................................................................12
         5.3      Non-contravention.............................................................................13
         5.4      Financial Statements..........................................................................13
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
         5.5      Creditors; Bankruptcy, etc....................................................................13
         5.6      Legal Compliance; Permits; Licenses...........................................................13
         5.7      Contracts.....................................................................................14
         5.8      Litigation....................................................................................15
         5.9      Accounts Receivable...........................................................................15
         5.10     Brokers.......................................................................................15
         5.11     Schedules.....................................................................................15
         5.12     Required Government Consents..................................................................15
         5.13     Restrictions on Business Activities...........................................................16
         5.14     Tax Matters...................................................................................16
         5.15     Customer Credits..............................................................................17
         5.16     Clients and Customers.........................................................................17
         5.17     Intellectual Property.........................................................................17
         5.18     Affiliate Interests...........................................................................20
         5.19     Title to Property.............................................................................20
         5.20     Contributions and Payments....................................................................20
         5.21     Internal Controls.............................................................................20
         5.22     Bank Accounts; Powers of Attorney.............................................................20
         5.23     Registration Statement........................................................................21
         5.24     Employment Matters............................................................................21


ARTICLE VI REPRESENTATIONS AND WARRANTIES OF BUYER..............................................................21
         6.1      Organization; Ownership.......................................................................21
         6.2      Authorization of Transaction..................................................................22
         6.3      No Restrictions Against Transactions..........................................................22
         6.4      Brokers.......................................................................................22
         6.5      Litigation....................................................................................23
         6.6      Scope of Buyer's Knowledge....................................................................23
         6.7      Status of Business Activities.................................................................23
         6.8      Purchase Price................................................................................23
         6.9      Reports.......................................................................................23

ARTICLE VII SURVIVAL; INDEMNIFICATION; ADDITIONAL AGREEMENTS OF THE PARTIES.....................................24
         7.1      Survival; Time to Assert Claims...............................................................24
         7.2      Indemnification; Indemnification Procedures...................................................25
         7.3      Negotiation Expenses..........................................................................26
         7.4      Further Assurances............................................................................26
         7.5      Confidentiality; Publicity....................................................................27
         7.6      Cooperation on Tax Matters....................................................................27
         7.7      Registration Rights...........................................................................28
         7.8      Benefit Plans.................................................................................32

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
ARTICLE VIII DEFINITIONS........................................................................................33

ARTICLE IX MISCELLANEOUS........................................................................................39
         9.1      No Third Party Beneficiaries..................................................................39
         9.2      Entire Agreement..............................................................................39
         9.3      Successors and Assigns........................................................................39
         9.4      Notices.......................................................................................39
         9.5      Governing Law.................................................................................40
         9.6      Modification, Amendments and Waiver...........................................................41
         9.7      Incorporation of Exhibits and Schedules.......................................................41
         9.8      Construction..................................................................................41
         9.9      Independence of Covenants and Representations and Warranties..................................41
         9.10     Severability..................................................................................41
         9.11     Waiver of Jury Trial..........................................................................42
         9.12     Jurisdiction and Venue........................................................................42
         9.13     Bulk Sales Laws...............................................................................42
         9.14     Headings......................................................................................42
         9.15     Counterparts..................................................................................43


SCHEDULES AND EXHIBITS

Disclosure Schedule
Schedule 2.2(a)(iii)
Schedule 2.2(a)(iv)
Schedule 2.2(a)(vi)

Exhibit A                           -       Form of Holdback Agreement
Exhibit B                           -       Form of Bill of Sale
Exhibit C                           -       Form of Non-Competition Agreement


                                       iii

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                            ASSET PURCHASE AGREEMENT

      This ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of May 26, 2004, is entered into by and between EVOKE ASSET PURCHASE CORP., a Delaware corporation ("Buyer") and a wholly owned subsidiary of CONVERSION SERVICES
INTERNATIONAL, INC. ("Buyer Parent"), Buyer Parent and EVOKE SOFTWARE CORPORATION, a California corporation ("Seller"). Each of Buyer, Buyer Parent and Seller is sometimes referred to herein as a "Party" and collectively as the "Parties". Defined terms used herein not otherwise defined shall have the meanings ascribed to them in Article VIII hereof.

                                    RECITALS

      WHEREAS, Seller is engaged in the business of data profiling software solutions (the "Business");

      WHEREAS, Buyer desires to purchase from Seller (the "Asset Purchase") substantially all of Seller's assets used or useful in the operation of the Business, and to assume only certain liabilities of Seller specified herein, and Seller desires to sell such assets in exchange for common stock, par value $0.001, of Buyer Parent ("Common Stock"), and common stock, par value $0.001, of Buyer ("Sub Common Stock"), cash and the assumption of such specified liabilities;

      WHEREAS, the Parties intend and contemplate that the Asset Purchase and the other transactions contemplated by this Agreement and the other Documents (as defined herein) (collectively, the "Transactions") will be consummated as of the date hereof.

      NOW, THEREFORE, in consideration of these premises and the mutual agreements, covenants, representations and warranties herein contained, the Parties hereby agree as follows:

                                   ARTICLE I

                      PURCHASE AND SALE OF ACQUIRED ASSETS;
                        ASSUMPTION OF SELLER LIABILITIES

      1.1 ACQUIRED ASSETS.

      At the Closing and subject to the terms and conditions of this Agreement, Buyer shall purchase from Seller, and Seller shall sell, transfer, assign, convey and deliver, or cause to be sold, transferred, assigned, conveyed and delivered, to Buyer, all right, title and interest in and to all of the assets whether real, personal and mixed, tangible or intangible, used directly or indirectly by Seller in or otherwise relating to the Business as owned or held by Seller, except as expressly excluded in Section 1.2 (all such assets and rights being purchased hereunder are collectively referred to as the "Acquired Assets"). Without in any way limiting the generality of the foregoing, the Acquired Assets shall include all of Seller's right, title and interest in and to the following, wherever located, as of the Closing Date:

            (a) all accounts receivables related to the Business (the "Acquired Accounts Receivables");


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            (b) all finished goods,  works-in-process,  raw materials, parts and other items of inventory and supplies wherever located which are owned by Seller as of the Closing Date (the "Inventories");

            (c) all furniture, equipment, fixtures and computer hardware;

            (d) all of Seller's customer lists, customer mailing lists and customer sales files which are used in connection with the operation of the Business;

            (e) all of Seller's interest and rights in and to the agreements, contracts and commitments to which Seller is a party or by which its assets are bound (except for those agreements, contracts and commitments of Seller's subsidiaries, which are addressed separately pursuant to Section 1.1(g) hereof) and all sale orders entered into or received by Seller in the Ordinary Course and such other agreements of Seller to the extent assignable to Buyer (collectively, the "Seller Contracts");

            (f) all computer software and programs and any rights thereto associated with or employed in the conduct of the Business of Seller, except to the extent that any such documents are subject to confidentiality agreements limiting their release and the Seller shall not have obtained consent to their release;

            (g) all of Seller's interest and rights in and to the outstanding common stock and other securities of each of its subsidiaries;

            (h) all payments, deposits and prepaid expenses;

            (i) all right, title, and interest in and to the name "Evoke Software Corporation" and any and all names associated with all products sold by Seller, and any derivations thereof;

            (j) the assets of any employee benefit plan;

            (k) all Permits (to the extent the same are transferable) directly or indirectly relating primarily to the Business;

            (l) all of Seller's business and marketing records, including copies of accounting and operating records, asset ledgers, inventory records, budgets, customer lists, supplier lists, information and data respecting leased or owned equipment, correspondence, and other business records directly related to the Seller's Business or Seller's Acquired Assets (except for those records held by Seller's subsidiaries, which are addressed separately pursuant to Section 1.1(g) hereof), in whatever form they exist;

            (m)  all  cash  on  hand,  cash  equivalents,   including,   without
limitation, certificates of deposit and deposits, bank and money market accounts, and securities of Seller, except for the Excluded Cash;

            (n) all original books, financial records and ledgers of Seller (other than tax returns, minute books and stock records; provided, however, such materials, as they relate to the Acquired Assets, will be made available for inspection and copying by Buyer upon request) including any such records which are maintained in electronic form, including but not limited to on computer;


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            (o) all Intellectual Property of Seller;

            (p) all bulk mail postal and other mail delivery authorizations agreements and related Permits of Seller;

            (q) all claims, choses-in-action, warranties, refunds, rights of recovery, rights of set-off and rights of recoupment of any kind relating to the payment of Taxes of Seller and/or the Business for periods after the Closing Date; and

            (r) all mail or other communications addressed to Seller and directly relating to the Business.

      1.2 EXCLUDED ASSETS.

      Anything contained in Section 1.1 or elsewhere herein to the contrary notwithstanding, the Acquired Assets shall not include, without limitation, the following assets and rights of Seller (collectively, the "Excluded Assets"):

            (a) the Excluded Cash;

            (b) all claims of Seller under insurance policies providing coverage relating to the Business, except with respect to the Acquired Assets or the Assumed Liabilities;

            (c) all personnel records and other records that Seller is required by law to retain in its possession (Buyer will receive copies of records of hired employees after the Closing Date);

            (d) all claims, choses-in-action, warranties, refunds, rights of recovery, rights of set-off and rights of recoupment of any kind relating to the payment of Taxes of Seller and/or the Business for periods prior to the Closing Date;

            (e) all of the rights of Seller under the Documents; and

            (f) all rights of Seller relating to Excluded Assets.

      1.3 ASSUMED LIABILITIES.

      On and subject to the terms and conditions of this Agreement, Seller shall transfer to Buyer, and Buyer shall assume and discharge or perform when due in accordance with the terms thereof, all Liabilities of Seller (whether fixed or contingent, matured or unmatured, arising by law or by contract or otherwise, on or prior to the Closing Date or thereafter) (collectively, the "Assumed Liabilities") arising from or related to or based upon the Business or the Acquired Assets, other than the Excluded Liabilities. The Assumed Liabilities shall include, but are not limited to, the following:


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            (a) all accounts  payable,  obligations,  liabilities,  expenses and costs incurred by or on behalf of Seller on or prior to the Closing Date;

            (b) all Business merchandise returns and warranty claims relating to sales of any merchandise;

            (c) any employee liabilities relating to present and past employees and service providers of the Business with respect to wages, employee benefit plans, programs, policies, commitments and other benefit entitlements established or existing on or prior to the Closing Date (whether or not such liabilities are accrued or payable at Closing, and whether or not such liabilities are contingent in nature), including (without limitation):

                  (i) any liability or obligation for workers' compensation with respect to any employee associated with the Business;

                  (ii) any current or future liabilities for benefits that may have been accrued or earned by any employees associated with the Business under any employee benefit plans;

                  (iii) any current or future liabilities for claims and related expenses with respect to any employee associated with the Business under any welfare or disability plans, regardless of when filed;

                  (iv) any retrospective premium on pension, savings, thrift, or profit-sharing plan contribution relating to any employee associated with the Business;

                  (v) any monetary liability for retention bonuses, vacation obligations, or severance payments that may arise at any time in favor of any of Seller's employees or independent contractors under any employee benefit plan, program, policy, commitment, or any other benefit entitlement, written, oral or otherwise; and

                  (vi) any liability or obligation under the Consolidated Omnibus Budget Reconciliation Act ("COBRA") with respect to any employees or independent contractors of Seller;

                  (vii) any federal, state or local withholding, employment or other payroll Taxes arising from or relating to the payment of the Purchase Price or any component thereof.

            (d) any Liability of Seller (i) arising by reason of any violation or alleged violation of any Law or any requirement of any Governmental Entity or
(ii) arising under any Environmental and Safety Requirements with respect to the ownership or operation by Seller of the Business or the Acquired Assets; and

            (e) any Liability of Seller for any state, local or federal income Taxes arising or relating to the period after the Closing Date.


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      1.4 EXCLUDED LIABILITIES.

      Except for the  Assumed  Liabilities,  Buyer shall not assume or be liable
for  any  of  the   Liabilities   of  Seller  or  the  Business  (the  "Excluded
Liabilities"), which Excluded Liabilities shall include the following:

            (a) any of the Liabilities of Seller under this Agreement;

            (b) except as set forth in Section 1.5 and 1.3(c)(vii), any liability of the Company for any and all federal, state and local income Taxes arising out of or related to the sale by the Company to the Buyer of the Acquired Assets pursuant to this Agreement;

            (c) any Liabilities of Seller which arise out of ownership of the Excluded Assets; and

            (d) any liability or obligation of Seller arising or incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby and fees and expenses of counsel, accountants, brokers and other experts employed by Seller, except as noted in
Section 7.3.

      1.5 TRANSFER TAXES.

      Buyer shall be responsible for, and shall promptly pay in full when due, any and all Taxes that may be incurred by Buyer, Seller or any of their respective Affiliates in connection with the sale and transfer of the Acquired Assets contemplated by the Documents, including, without limitation, any recordation, transfer, documentary taxes and fees, stamps and any sales, use, excise and value added taxes. Buyer shall be responsible for preparing and filing on time any return relating to such Taxes and shall promptly provide a copy of such return(s) to Seller. Seller agrees to take all actions reasonably requested by Buyer to minimize any sales, use and other transfer taxes and fees incurred in connection with the assignment, conveyance, transfer and/or delivery of the Acquired Assets hereunder, including, without limitation the transfer via means of electronic transmission of all assets capable of being so transmitted. Seller further agrees to deliver all certificates reasonably requested by Buyer to verify the fact of such electronic transmissions or other actions.

      1.6 ALLOCATION OF CONSIDERATION.

      The Purchase Price and any other consideration paid by Buyer and/or Buyer Parent to the Seller for the Acquired Assets shall be allocated among the Acquired Assets in accordance with Section 1060 of the Code as mutually determined by Buyer and Seller, and the parties agree that they will not take a position on any Tax Return or before any governmental agency charged with the collection of any Tax or in any judicial proceeding that is in any way inconsistent with such allocation. If any amount set forth on IRS Form 8594 (as initially prepared by the Buyer and approved by the Seller (not to be unreasonably withheld)) is increased or decreased after the Closing Date, then the Buyer shall prepare an amended IRS Form 8594 as soon as reasonably practical after such increase or decrease, which such amended IRS Form 8594 shall be subject to the approval of the Seller (not to be unreasonably withheld), and after obtaining such approval from Seller, Buyer shall provide a copy of such IRS Form 8594 to Seller. Buyer and Seller each agree to file IRS Form 8594, and any corresponding state Tax forms, on a timely basis.


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      1.7 COOPERATION AND RECORDS RETENTION.

      For a period of three (3) years after the Closing Seller, on the one hand, and Buyer, on the other hand, shall (a) provide the other with such assistance as may reasonably be requested in connection with the preparation of any tax returns or reports, or in connection with any audit or other examination by any taxing authority or any judicial or administrative proceedings relating to liability for taxes, (ii) each retain and provide the other, with any records or other information which may be relevant to any such tax return, report, audit or examination, proceeding or determination, and (iii) each provide the other with any final determination of any such audit or examination, proceeding or determination that affects any amount required to be shown on any tax return or report of the other for any period. Buyer shall keep copies of such records, and shall provide copies of such records to Seller upon Seller's request and at Seller's expense.

      1.8 ASSIGNMENT OF CERTAIN US CONTRACTS.

      Buyer and Seller acknowledge that certain of the Seller Contracts may not, by their terms or under applicable law, be assignable without obtaining third-party consents or approvals (collectively, "Unassignable Contracts"). Seller acknowledges that the inability to assign any of the Unassignable Contracts shall not relieve Seller of the obligation to sell and deliver such of the Acquired Assets as shall be tangible and/or capable of being delivered or otherwise assignable. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Unassignable Contract if an attempted assignment thereof, without the consent of a third-party thereto, would constitute a breach thereof. Any assignment to Buyer by Seller of any Unassignable Contract or any claim or right or any benefit arising thereunder or resulting therefrom which shall require the consent of any third party, shall be made subject to such consent being obtained. If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would adversely affect the rights of Buyer thereunder, Seller shall, until the later of six months from the Closing Date and the date of dissolution of such Seller, cooperate with Buyer in any arrangement requested by Buyer to provide for Buyer's rights and benefits under any or all of such Unassignable Contracts.

                                   ARTICLE II

                     CLOSING; ASSET PURCHASE CONSIDERATION;
                              DELIVERIES AT CLOSING

      2.1 CLOSING.

      The closing of the Transactions contemplated by the Documents (collectively, the "Closing") shall take place at the offices of Buyer, or such other place as the parties hereto may agree upon, on such date as the parties hereto may agree. The date of the Closing is referred to herein as the ("Closing Date").

      2.2 ASSET PURCHASE CONSIDERATION.

            (a) The consideration to be paid by Buyer and Buyer Parent, as applicable, at Closing (the "Purchase Price") for the Acquired Assets shall consist of:


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

                  (i) 66,500,000 shares of Common Stock to be paid to the Seller (the "Primary Consideration");

                  (ii) 5% of the outstanding shares of Sub Common Stock (the "Sub Consideration");

                  (iii) 5,000,000 shares of Common Stock, to be allocated to the employees set forth on Schedule 2.2(a)(iii), as a retention bonus to Seller's employees (the "Retention Shares");

                  (iv) $620,000 to be paid in Common Stock (the "Covenant Shares") which shall be determined by dividing such amount by the Fair Market Value per share of Common Stock and which shall be paid to Lacy Edwards, Donald Townsend and John Giglio according to Schedule 2.2(a)(iv) as payment of severance;

                  (v) $1,000,000 to be paid in Common Stock (the "Additional Investment Shares") which shall be determined by dividing such amount by the Fair Market Value per share of Common Stock and which shall be paid to the Company;

                  (vi)  $448,154.16 in deferred  compensation to be paid in cash
to   the   employees   of   Seller   listed   on   Schedule   2.2(a)(vi);    and

                  (vii) the assumption by Buyer of the Assumed Liabilities.

            (b) The consideration to be paid by Buyer at the one (1) year anniversary of the Closing (the "Holdback Consideration") for the Acquired Assets shall consist of:

                  (i) 7,150,000 shares, which shall be retained by Buyer from the Primary Consideration described in Section 2.2(a)(i) (the "Escrowed Shares"), pursuant to the Holdback Agreement by and between Buyer and Seller, substantially in the form of Exhibit A to this Agreement (the "Holdback Agreement"), minus any claims for indemnification made pursuant to Article VII hereof.

      2.3 DELIVERIES AT THE CLOSING.

            (a) At the Closing, Seller shall deliver to Buyer:

                  (i) stock certificates, deeds of transfer or notary deeds, as applicable, representing all the outstanding common stock of each of Seller's subsidiaries, accompanied by blank stock powers executed by Seller;

                  (ii) a counterpart of an assignment, assumption and bill of sale (the "Bill of Sale") to be entered into by and between Seller and Buyer, in the form of Exhibit B hereto, duly executed by Seller;


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

                  (iii) an officer's certificate of Seller enclosing a certified copy of the articles of incorporation of Seller and the authorizing resolutions and incumbency certificates of Seller and/or its directors for this Agreement and the Documents;

                  (iv) the opinion of counsel for Seller referred to in Section 3.8;

                  (v) the statutory books of Evoke Software (Europe) Limited and all certificates of incorporation, certificates of incorporation on change of name, company seal(s) and all unused share certificates of Evoke Software (Europe) Limited;

                  (vi) letters of resignation from the directors and company secretary of Evoke Software (Europe) Limited;

                  (vii) the resignation of the auditors of Evoke Software (Europe) Limited and a statement under section 394 of the Companies Act 1985 that none of the circumstances mentioned in that section exist and that there are no fees or other payments due to them by Evoke Software (Europe) Limited;

                  (viii) a certified copy of the minutes of a meeting of the board of directors of Evoke Software (Europe) Limited approving (subject to stamping), among other things, the transfers referred to in Section 2.3(a)(i) above; appointing persons nominated by Buyer as directors and secretary and accepting the resignations referred to in Sections 2.3(a)(vi) and (vii); changing the registered office of Evoke Software (Europe) Limited, which office shall be specified by Buyer five (5) days prior to Closing; appointing new auditors, which auditors shall be specified by Buyer five (5) days prior to Closing; and canceling the existing bank mandates and replacing them with new mandates as requested by Buyer; and

                  (ix) a schedule showing how the Purchase Price will be allocated.

            (b) At the Closing, Buyer and Buyer Parent shall deliver to Seller:

                  (i) the Purchase Price referred to in Section 2.2(a), minus the Escrowed Shares referred to in Section 2.2(b);

                  (ii) a counterpart of the Bill of Sale, duly executed by Buyer;

                  (iii) Buyer and Buyer Parent will deliver to Seller stock certificates representing the shares of Common Stock and Sub Common Stock registered in the name of Seller as specified in Section 2.2(a);

                  (iv) a schedule showing how the Retention Shares will be allocated;

                  (v) an officer's certificate of Buyer enclosing a certified copy of the certificate of incorporation of Buyer and the authorizing resolutions and incumbency certificates of Buyer and/or its directors for this Agreement and the Documents; and

                  (vi) the opinion of counsel for Buyer and Buyer Parent referred to in Section 4.7.

                                  ARTICLE III
                 CONDITIONS TO CLOSING OF BUYER AND BUYER PARENT

      The obligations of Buyer and Buyer Parent to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions as of the Closing Date:

      3.1 CLOSING DELIVERIES.

      All of the deliveries required to be made by Seller at the Closing pursuant to Section 2.3(a) shall have been made.

      3.2 REPRESENTATIONS AND WARRANTIES.

      The representations and warranties of Seller set forth in Article V shall be true and correct in all material respects as of the date hereof, other than such representations and warranties as are made as of another date, which shall be true and correct in all material respects as of such date, except, in each case, where the failure to be so true and correct in all material respects would not materially delay or prevent the consummation of the Transactions.

      3.3 PROCEEDINGS.

      No statute, rule, regulation, executive order, decree, or injunction shall have been enacted, entered, promulgated or enforced by any Court or Governmental Entity which prohibits or restricts the consummation of the Asset Purchase or the other Transactions contemplated by this Agreement or the Documents.

      3.4 CONSENTS.

      All consents by third parties (including Governmental Entities, if any) shall have been obtained that are required for the consummation of the Transaction as contemplated hereby. The Seller will use its reasonable efforts to obtain the consents to the agreements listed on Schedule 5.3 of the Disclosure Schedule. All such consents shall be in form and substance reasonably satisfactory to Buyer and its counsel.

      3.5 AUTHORIZATION.

      All organizational and other proceedings taken or required to be taken by Seller in connection with the Transactions contemplated by this Agreement and the other Documents to be consummated at or prior to the Closing shall have been taken and all documents incident thereto shall be reasonably satisfactory in form and substance to Buyer and its counsel.

      3.6 GOVERNMENTAL FILINGS.

      All filings or registrations with any Governmental Entities which are required for or in connection with the execution and delivery by Seller of the Documents or the consummation of the Transactions contemplated thereby shall have been obtained or made.

      3.7 DOCUMENTS.

      All of the Documents shall have been duly executed and delivered, as applicable, by Seller and shall be in full force and effect.

      3.8 OPINION OF COUNSEL FOR SELLER.

      Buyer  shall  have  received  an  opinion  of  Gunderson   Dettmer  Stough
Villeneuve Franklin & Hachigian, LLP, counsel for Seller, dated the Closing Date, in form and substance satisfactory to Buyer and its counsel.

      3.9 NO MATERIAL ADVERSE CHANGE.

      Since the date of this Agreement, there shall be no material adverse change in the Business or Acquired Assets of Seller, or in the business or assets of the Subsidiaries taken as a whole.

      3.10 NON-COMPETITION AGREEMENTS.

      Buyer Parent shall have entered into a non-competition agreement in substantially the form attached hereto as Exhibit C.

                                   ARTICLE IV

                         CONDITIONS TO CLOSING OF SELLER

      The obligations of Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions as of the Closing Date:

      4.1 CLOSING DELIVERIES.

      All of the deliveries required to be made by Buyer and Buyer Parent at the Closing pursuant to Section 2.3(b), including the delivery of the Purchase Price and delivery of the Escrowed Shares as provided in the Holdback Agreement, shall have been made.

      4.2 REPRESENTATIONS AND WARRANTIES.

      The  representations and warranties of Buyer and Buyer Parent set forth in
Article VI shall be true and correct in all material respects as of the date hereof, other than such representations and warranties as are made as of another date, which shall be true and correct in all material respects as of such date, except, in each case, where the failure to be so true and correct in all material respects would not materially delay or prevent the consummation of the Transactions.

      4.3 PROCEEDINGS.

      No statute, rule, regulation, executive order, decree, or injunction shall have been enacted, entered, promulgated or enforced by any Court or Governmental Entity which prohibits or restricts the consummation of the Asset Purchase or the other Transactions contemplated by this Agreement or the Documents.

      4.4 AUTHORIZATION.

      All organizational and other proceedings taken or required to be taken by Buyer and Buyer Parent in connection with the Transactions contemplated by this Agreement and the other Documents to be consummated at or prior to the Closing shall have been taken and all documents incident thereto shall be reasonably satisfactory in form and substance to Seller and its counsel.

      4.5 GOVERNMENTAL FILINGS.

      All filings or registrations with any Governmental Entities which are required for or in connection with the execution and delivery by Buyer and Buyer Parent of the Documents or the consummation of the Transactions contemplated thereby shall have been obtained or made.

      4.6 DOCUMENTS.

      All of the Documents shall have been duly executed and delivered, as applicable, by Buyer and Buyer Parent and shall be in full force and effect.

      4.7 OPINION OF COUNSEL FOR BUYER.

      Seller shall have received an opinion of Ellenoff Grossman & Schole LLP, counsel for Buyer and Buyer Parent, dated the Closing Date, satisfactory in form and substance to Seller and its counsel.

      4.8 NON-COMPETITION AGREEMENTS.

      Buyer Parent shall have entered into a non-competition agreement in substantially the form attached hereto as Exhibit C.

                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF SELLER

      Except as otherwise disclosed on the Disclosure Schedule attached to this Agreement, Seller hereby represents and warrants to Buyer as follows:

      5.1 ORGANIZATION; OWNERSHIP; CAPITALIZATION.

            (a) Seller and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the state or country of its organization, and is qualified to do business in every jurisdiction in which the failure to so qualify could have a Material Adverse Effect on it. Schedule 5.1(a) of the Disclosure Schedule sets forth a list of the subsidiaries of Seller, all of which are wholly owned by Seller and have no other outstanding securities except those held by Seller, free and clear of all liens and encumbrances, except as set forth on the Disclosure Schedule. True and complete copies of the certificate of incorporation and bylaws (or other organizational documents) of Seller and each of its subsidiaries have been provided to Buyer. The minute books of Seller and each of its subsidiaries previously made available to Buyer are complete and accurately reflect all action taken prior to the date of this Agreement by the board of directors of Seller and each of its subsidiaries, as the case may be, and the stockholders thereof in their capacities as such. The Disclosure Schedule sets forth a list of jurisdictions in which Seller and each of its subsidiaries is qualified to do business, if any.

            (b) Schedule 5.1(b) of the Disclosure Schedule sets forth with respect to Seller and each of its subsidiaries their authorized and outstanding capital stock ("Seller Capital Stock"). Each outstanding share of Seller Capital Stock has been duly authorized, is validly issued, fully paid and non-assessable and was not issued in violation of any preemptive rights of any stockholder. In addition, set forth in Schedule 5.1(b) of the Disclosure Schedule are the names and addresses (as reflected in the corporate records of Seller) of each record holder of Seller Capital Stock, together with the number of shares held by each such Person.

            (c) Except as disclosed in Schedules 5.1(b) and 5.1(c) of the Disclosure Schedule, there is no outstanding capital stock or other security, including, without limitation, any option, warrant or right, entitling the holder thereof to purchase or otherwise acquire any shares of Seller Capital Stock, and there are no contracts, agreements, commitments or arrangements obligating Seller or any of its subsidiaries: (i) to issue, sell, pledge, dispose of or encumber any shares of, or any options, warrants or rights of any kind to acquire, or any securities that are convertible into or exercisable or exchangeable for, any shares of, any class of capital stock of Seller or any of its subsidiaries, or (ii) to redeem, purchase or acquire or offer to acquire any shares of, or any outstanding option, warrant or right to acquire, or any securities that are convertible into or exercisable or exchangeable for, any shares of, any class of Seller Capital Stock.

      5.2 AUTHORIZATION OF TRANSACTION.

      Seller and each of its subsidiaries has all requisite power and authority to own or lease its properties and conduct the Business as now owned, leased or conducted and Seller has the requisite corporate power and authority to execute and deliver each Document to which it is a party and any and all instruments necessary or appropriate in order to effectuate fully the terms and conditions of each such Document and all related transactions and to perform its obligations under each such Document. Upon execution and delivery by Seller and subject to obtaining the necessary approval of the Seller's stockholders prior to the Closing, this Agreement is and each other Document to which Seller is a party will be duly and validly authorized by all necessary corporate action, and upon execution and delivery by Seller at the Closing, this Agreement is and each other Document to which Seller is a party will be duly executed and delivered by it, and assuming the due authorization, execution and delivery by Buyer and assuming the approval of the Seller's stockholders, will constitute the valid and legally binding obligation of Seller enforceable against it in accordance with its terms and conditions, subject to (a) judicial principles limiting the availability of specific performance, injunctive relief and other equitable remedies, and (b) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors' rights.

      5.3 NON-CONTRAVENTION.

      Neither the execution, delivery and performance of the Documents nor the consummation of the Transactions as contemplated by the Documents by Seller, as the case may be, shall (a) violate any Law to which Seller, or the Business is subject, (b) subject to obtaining the necessary approvals of Seller's stockholders, violate any provision of the governing documents of Seller, (c) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any Seller Contract, or any other material contract or agreement of Seller with respect to the Business or the Acquired Assets, or (d) result in the imposition of any Lien upon any of the assets of the Business except, in the case of clauses (a), (c) and (d), as would not have a Material Adverse Effect. To its knowledge, Seller is not required to give any notice to, make any filing with, or obtain any authorization, consent, permit, certificate or approval of any Court or Governmental Entity or any consent or approval of any other Person in order for the Parties to consummate the Transactions as contemplated by the Documents or in order for Buyer to conduct the Business as conducted prior to the Closing in the Ordinary Course following the Closing Date.

      5.4 FINANCIAL STATEMENTS.

      The books and records of Seller are auditable, and Seller shall perform all necessary actions, including enabling Buyer to have access to the books and records of Seller (which are true and correct in all material respects), to ensure that Buyer will be able to prepare any audited financial statements. Seller's financial statements for the years ended December 31, 2003 and 2002 have been prepared in accordance with GAAP.

      5.5 CREDITORS; BANKRUPTCY, ETC.

      Seller is not a party to any proceeding as a debtor in any court under Title 11 of the United States Bankruptcy Code or any other insolvency or debtors' relief act, whether state or federal, or for the appointment of a trustee, receiver, liquidator, assignee, sequestrator or other similar official of Seller or for a substantial part of any of its assets or property.

      5.6 LEGAL COMPLIANCE; PERMITS; LICENSES.

            (a) To the Knowledge of Seller, it has complied with and is in compliance in all material respects with all applicable Laws, Environmental and Safety Requirements, Orders and Permits, except where the failure to comply would not have a Material Adverse Effect upon the financial condition of Seller, and no Proceeding is pending or, to Seller's Knowledge, threatened, alleging any failure to so comply.

            (b) Seller has not received any notice of any pending or, to its Knowledge, threatened litigation, proceeding or claim with respect to the Business or the Acquired Assets to the effect that Seller is or may be liable to any person or entity, or responsible or potentially responsible for the costs of any remedies or removal action or other cleanup costs, as a result of non compliance with any Environmental or Safety Requirements. To the Knowledge of Seller, there is no past or present action, activity, condition or circumstance that could be expected to give rise to any such liability on the part of Seller to any person or entity for such cleanup costs.

            (c) Seller and each of its subsidiaries has obtained all licenses, certificates of authority, permits, authorizations, orders and approvals of, and has made all registrations or filings with, all Governmental Entities as required in connection with the conduct of its business other than licenses, certificates, permits, authorizations, orders, approvals, registrations or filings which if not obtained or made would not have Material Adverse Effect on Seller, any of its subsidiaries, or their respective businesses or financial conditions (collectively, the "Licenses"). Schedule 5.6(c) of the Disclosure Schedule sets forth a true and complete list of the Licenses of Seller and its subsidiaries (including the jurisdictions in which they possess Licenses or other approvals to conduct their respective businesses) together with a description of the nature thereof. Neither Seller nor any of its subsidiaries is transacting any business in any jurisdiction in which it is not authorized or permitted to transact such business. All Licenses are valid and in full force and effect. No such License is the subject of a proceeding for suspension or revocation or similar proceedings, and to the Knowledge of Seller no such proceeding is threatened.

      5.7 CONTRACTS.

      Seller Contracts are valid, binding and enforceable in accordance with their terms and are in full force and effect against Seller and, to the Knowledge of Seller, the other parties thereto, subject to (a) judicial principles limiting the availability of specific performance, injunctive relief and other equitable remedies, and (b) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors' rights. Schedule 5.7 of the Disclosure Schedule includes: (a) a list of all written and oral contracts to which Seller or any of its subsidiaries is a party or by which its property is bound that involve consideration or other expenditure in excess of $10,000 or performance over a period of more than six (6) months or that is otherwise material to its business or operations (excluding licenses relating to third party Intellectual Property at a cost not exceeding $10,000) ("Material Contracts"); (b) a list of all real or personal property leases to which Seller or any of its subsidiaries is a party involving consideration or other expenditure in excess of $10,000 over the term of the lease ("Material Leases"); (c) a list of all guarantees of, or agreements to indemnify or be contingently liable for, the payment or performance by any Person to which Seller or any of its subsidiaries is a party (excluding indemnification provisions relating to the Intellectual Property of the Company or any of its subsidiaries arising in the Ordinary Course) ("Guarantees") and (d) a list of all contracts or other formal or informal understandings between Seller or any of its subsidiaries and any of its respective officers, directors, employees, agents, stockholders or affiliates ("Related Party Agreements"). True and complete copies of each Material Contract, Material Lease, Guarantee and Related Party Agreements, to the extent they are in written form, have been furnished to Buyer. Except as may be set forth in Schedule 5.7 of the Disclosure Schedule, each Material Contract is in full force and effect, valid and binding in accordance with its terms on Seller and no notice of any material breach or violation thereof has been given to Seller.

      5.8 LITIGATION.

      There are no Proceedings pending or, to Knowledge of Seller, threatened against Seller which (i) seek to restrain or enjoin the consummation of the Transactions or (ii) could reasonably be expected to have a Material Adverse Effect with respect to the Acquired Assets or the Business.

      5.9 ACCOUNTS RECEIVABLE.

      The Acquired Accounts Receivable are valid receivables and subject, to Seller's Knowledge, to no valid counterclaims or set-offs, at the aggregate recorded amount thereof.

      5.10 BROKERS.

      Neither Seller nor its Affiliates has incurred any obligation to any broker or finder in connection with the Transactions and Seller hereby agrees to indemnify and hold Buyer and its Affiliates harmless against any liability to any such broker or finder.

      5.11 SCHEDULES.

            (a) Except as provided in this Agreement, the Disclosure Schedule and the schedules and exhibits hereto, the Documents and any other certificate or instrument delivered pursuant to the terms hereof or thereof, the Acquired Assets (excluding the Intellectual Property of the Company) shall have good and clear title and shall be conveyed hereunder free and clear of all Liens on the date hereof.

            (b) Buyer acknowledges and agrees that an exception or qualification set forth on the Disclosure Schedule and the schedules and exhibits hereto with respect to a particular representation and warranty of Seller shall be deemed to be an exception or qualification with respect to all other applicable representations and warranties of Seller to the extent the description of the facts regarding the event, item or matter disclosed is adequate so as to make reasonably clear or otherwise make Buyer reasonably aware that such exception or qualification (and the description of the facts relating thereto) is applicable to such other representations and warranties, whether or not such exception or qualification is so numbered. Disclosure of an item on the Disclosure Schedule or any schedule or exhibit attached hereto shall, after the Closing, not be deemed to be an admission that such item is material.

      5.12 REQUIRED GOVERNMENT CONSENTS.

      No approval, authorization, certification, consent, variance, permission, license, or permit to or from, or notice, filing or recording to or with any government or Governmental Entity is necessary for the execution and delivery of the Documents by Seller, as the case may be, or the consummation by Seller of the contemplated Transactions.

      5.13 RESTRICTIONS ON BUSINESS ACTIVITIES.

      There is no agreement (other than the Documents), judgment, injunction, order or decree binding upon Seller that has or would reasonably be expected to have the effect of prohibiting or materially impairing Buyer with the overall conduct of the Business as currently conducted by Seller. Except as provided in the Documents or on the Disclosure Schedule, Seller has not entered into an agreement under which Seller is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

      5.14 TAX MATTERS.

            (a) Except as set forth in Schedule 5.14(a) (and except for filings and payments of assessments the failure of which to file or pay will not have a Material Adverse Effect on Buyer), to the knowledge of Seller: (i) all Tax Returns which are required to be filed on or before the Closing Date (taking into account any applicable filing extensions) by or with respect to Seller and each of its subsidiaries have been or will be duly and timely filed, (ii) all information provided in each such Tax Return is true, correct and complete, except to the extent a reserve for Taxes has been established in the financial statements of Seller or any of its subsidiaries, as applicable, (iii) all Taxes which have become or will become due with respect to the period covered by each such Tax Return have been or will be timely paid in full, except to the extent a reserve for Taxes has been established in the financial statements of Seller or any of its subsidiaries, as applicable, (iv) all withholding Tax requirements imposed on or with respect to Seller and each of its subsidiaries have been or will be satisfied in full and (v) no penalty, interest or other charge is or will become due with respect to the late filing of any such Tax Return or late payment of any such Tax, except to the extent a reserve for Taxes has been established in the financial statements of Seller or any of its subsidiaries, as applicable.

            (b) Seller has no knowledge of any claim against Seller or any of its subsidiaries for any Taxes, and no assessment, deficiency or adjustment has been asserted or, to the knowledge of Seller, proposed with respect to any Tax Return of or with respect to Seller or any of its subsidiaries, other than those disclosed (and to which are attached true and complete copies of all audit or similar reports) in Schedule 5.14(b).

            (c) Except as set forth in Schedule 5.14(c), Seller has no knowledge of any extension of time in force with respect to the due date for the filing of any Tax Return of or with respect to Seller or any of its subsidiaries, or any waiver or agreement for any extension of time for the assessment or payment of any Tax of or with respect to Seller or any of its subsidiaries.

            (d) The total amounts reserved for current and deferred Taxes are sufficient to cover the payment of all Taxes, whether or not assessed or disputed, which are, or are hereafter found to be, or to have been, due by or with respect to Seller or any of its subsidiaries, as the case may be, up to and through the periods covered thereby.

            (e) Seller has caused to be removed any tax liens against any of the Acquired Assets (other than liens for Taxes not yet due or payable).

      5.15 CUSTOMER CREDITS.

      Except for such items described on Schedule 5.15 of the Disclosure Schedule, there are not outstanding any unexpired documents issued or statements made by Seller entitling any customer to a credit discount, refund or rebate.

      5.16 CLIENTS AND CUSTOMERS.

      Schedule 5.16 of the Disclosure Schedule lists the names and locations of the clients and customers of Seller from January 1, 2000 through the Closing Date.

      5.17 INTELLECTUAL PROPERTY.

            (a) Except as set forth in Schedule 5.17(a), to Seller's Knowledge with respect to Patents and Trademarks only, Seller and each of its subsidiaries owns and has good and marketable title to, or possesses legally enforceable rights to use, all Intellectual Property used in the business of Seller as currently conducted by Seller and each of its subsidiaries (the "Seller Intellectual Property"), free and clear of all liens, claims or encumbrances. To Seller's Knowledge with respect to Patents and Trademarks only, Seller Intellectual Property constitutes all of the Intellectual Property necessary to enable Seller and each of its subsidiaries to conduct its business as such business is currently being conducted. Seller and each of its subsidiaries has not received notice that any current or former officer, director, stockholder, employee, consultant or independent contractor has asserted any right, claim or interest in or with respect to any Seller Intellectual Property, and Seller and each of its subsidiaries are not aware of a reasonable basis for any such claim. To Seller's knowledge, there is no unauthorized use, disclosure or misappropriation of any Seller Intellectual Property by any employee or, to Seller's knowledge, former employee of Seller and each of its subsidiaries or, to Seller's knowledge, by any other third party. There are no royalties, fees or other payments payable by Seller or its subsidiaries to any third person under any written or oral contract or understanding by reason of the ownership, use, sale or disposition of Seller Intellectual Property.

            (b) With respect to each item of Seller Intellectual Property incorporated into any product of Seller or any of its subsidiaries or otherwise used in the business of Seller or any of its subsidiaries (except "off the shelf" or other software available through regular commercial distribution channels at a cost not exceeding $10,000 on standard terms and conditions, as modified for Seller's or any of its subsidiaries' operations, including any related support and maintenance), Schedule 5.17(b) lists:

                  (i) all Patents, Copyrights and Trademarks issued to or registered by the Company or any of its subsidiaries, including the jurisdictions in which each such Intellectual Property has been issued or registered or in which any such application for such issuance and registration has been filed; and

                  (ii)  the  following   agreements  relating  to  each  of  the
proprietary products of Seller and each of its subsidiaries (the "Seller Products") or other Seller Intellectual Property: (A) all agreements granting any right to distribute or sublicense an Seller Product on any exclusive basis,
(B) any exclusive licenses of Intellectual Property to or from Seller or any of its subsidiaries, (C) agreements pursuant to which the amounts actually paid or payable under firm commitments to Seller or any of its subsidiaries are $10,000 or more, (D) joint development agreements, (E) any agreement by which Seller or any of its subsidiaries grants any ownership right to any Seller Intellectual Property owned by Seller or any of its subsidiaries, (F) any judicial, administrative, regulatory or other governmental order relating to Intellectual Property, (G) any option relating to any Seller Intellectual Property, and (H) agreements pursuant to which any party is granted any rights to access source code or to use source code, including without limitation any rights to create derivative works of Seller Products.

            (c) Schedule 5.17(c) contains an accurate list as of the date of this Agreement of all licenses, sublicenses and other agreements to which Seller or any of its subsidiaries is a party and pursuant to which Seller or any of its subsidiaries is authorized to use any Intellectual Property owned by any third party, excluding "off the shelf" or other software at a cost not exceeding $10,000 and available through regular commercial distribution channels on standard terms and conditions, including any related support and maintenance ("Third Party Intellectual Property").

            (d) To the knowledge of Seller or any of its subsidiaries, there is no unauthorized use, disclosure, infringement or misappropriation of any Seller Intellectual Property, including any Third Party Intellectual Property by any third party, including any employee or former employee of Seller or any of its subsidiaries. Other than in respect of agreements with Seller's officers and directors and each of Seller's subsidiaries' officers and directors, Seller and its subsidiaries have not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in agreements with end users arising in the Ordinary Course. There are no royalties, fees or other payments payable by Seller or any of its subsidiaries to any Person by reason of the ownership, use, sale or disposition of Intellectual Property, excluding royalties, fees and other payments related to "off the shelf" or other software at a cost not exceeding $10,000.

            (e) Seller and its subsidiaries are not in material breach of any license, sublicense or other agreement relating to Seller Intellectual Property or Third Party Intellectual Property Rights. Neither the execution, delivery or performance of this Agreement or any ancillary agreement contemplated hereby nor the consummation of the Transactions contemplated by this Agreement will contravene, conflict with or result in an infringement on Seller Intellectual Property, including any Third Party Intellectual Property.

            (f) To  Seller's  Knowledge,  all  Patents,  registered  Copyrights, registered Trademarks and registered service marks held by Seller or any of its subsidiaries are valid and subsisting. All maintenance and annual fees due through the date of this Agreement have been fully paid and all fees paid during prosecution and after issuance of any patent comprising or relating to such item have been paid in the correct entity status amounts. Seller and each of its subsidiaries have not received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of any proprietary asset owned or used by any third party. Seller and each of its subsidiaries have not received notice of any proceeding pending or, to Seller's knowledge, threatened nor has any claim or demand been made, which challenges the legality, validity, enforceability or ownership of any item of Seller Intellectual Property or Third Party Intellectual Property or alleges a claim of infringement of any Patents, Copyrights, Trademarks, service marks or violation of any trade secret or other proprietary right of any third party. Seller and each of its subsidiaries has not brought a proceeding alleging infringement of Seller Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party.

            (g) All current and former officers and employees of Seller and each of its subsidiaries have executed and delivered to Seller an agreement
(containing no exceptions or exclusions from the scope of its coverage) regarding the protection of proprietary information and the assignment to Seller of any Intellectual Property arising from services performed for Seller or its subsidiaries by such persons. All current and former consultants and independent contractors to Seller or its subsidiaries involved in the development, modification, marketing and servicing of Seller Products and/or Seller Intellectual Property have executed and delivered to Seller an agreement
(containing no exceptions or exclusions from the scope of its coverage) regarding the protection of proprietary information and the assignment to Seller of any Intellectual Property arising from services performed for Seller or its subsidiaries by such persons. To Seller's knowledge, no employee or independent contractor of Seller and each of its subsidiaries is in violation of any term of any patent disclosure agreement or employment contract or any other contract or agreement relating to the relationship of any such employee or independent contractor with Seller or its subsidiaries.

            (h)  Seller  and each of its  subsidiaries  has  taken  commercially reasonable and customary measures and precautions necessary to protect and maintain the confidentiality of all Seller Intellectual Property (except such Seller Intellectual Property whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the full value of all Intellectual Property it owns or uses. All Intellectual Property not otherwise protected by Patents or Copyrights owned by Seller and each of its subsidiaries (except such Seller Intellectual Property whose value would be unimpaired by public disclosure) used by or disclosed to a third party has been pursuant to the terms of a written agreement between Seller or its subsidiaries and such third party.

            (i) No product liability claims have been communicated in writing to or, to Seller's knowledge, threatened against Seller or its subsidiaries.

            (j) A complete list of each of Seller Products and Seller's proprietary software ("Seller Software"), together with a brief description of each, is set forth in Schedule 5.17(j).

            (k) Seller and each of its subsidiaries are not subject to any proceeding or outstanding decree, order, judgment, or stipulation restricting in any manner the use, transfer, or licensing thereof by Seller and its subsidiaries, or which may affect the validity, use or enforceability of such Seller Intellectual Property. Seller and each of its subsidiaries are not subject to any agreement which restricts in any material respect the use, transfer, or licensing by Seller and each of its subsidiaries of the Seller Intellectual Property owned by Seller or its subsidiaries, or Seller Products.

      5.18 AFFILIATE INTERESTS.

            Except as set forth in Schedule 5.18 of the Disclosure Schedule, to Seller's Knowledge, no employee, officer, director or stockholder or former employee, officer, director or stockholder of Seller or any of its subsidiaries has any interest in any property, tangible or intangible, including, without limitation, Patents, Copyrights, Trademarks, trade secrets, other confidential business information, service marks or trade names, used in or pertaining to the Business, except for the normal rights of employees and stockholders.

      5.19 TITLE TO PROPERTY.

      Except as set forth in Schedule 5.19 of the Disclosure Schedule and any licenses or agreements relating to Intellectual Property, Seller's properties are not subject to any mortgage, encumbrance or Lien of any kind except minor encumbrances, which do not materially interfere with the use of the property in the conduct of the Business.

      5.20 CONTRIBUTIONS AND PAYMENTS.

      To the Knowledge of Seller, neither Seller nor any of its subsidiaries, nor any of their employees, officers, directors or agents, at any time during the last five (5) years have: (i) made any unlawful contribution to any candidate for foreign office or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

      5.21 INTERNAL CONTROLS.

      Seller and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (v) the books and records of Seller are auditable.

      5.22 BANK ACCOUNTS; POWERS OF ATTORNEY.

      Schedule 5.22 of the Disclosure Schedule hereto sets forth a complete and correct list showing: (a) all banks in which Seller and each of its subsidiaries maintains a bank account or safe deposit box (collectively, "Seller Bank Accounts'), together with, as to each such Seller Bank Account, the account number, the names of all signatories thereof and the authorized powers of each such signatory and, with respect to each such safe deposit box, the number thereof and the names of all persons having access thereto; and (b) the names of all persons holding powers of attorney from Seller, true and correct copies thereof which have been delivered to the Buyer.

      5.23 REGISTRATION STATEMENT.

      The written information designated by Seller, its Affiliates or any Person Controlled by Seller, expressly for inclusion in the registration statement to be filed with the Securities and Exchange Commission (the "Registration
Statement") in connection with the registration of shares of Common Stock (provided for in Section 7.7 hereof) shall not contain any statement which, at such time and in light of the circumstances under which it was made, is false or misleading with respect to any matter or omit to state any material fact necessary in order to make the statements contained in the Registration Statement not false or misleading or omit to state any material fact necessary to correct any statement in any earlier communication.

      5.24 EMPLOYMENT MATTERS.

      Except as set forth on Schedule 5.24, each of Seller and its subsidiaries has complied in all material respects with all applicable federal, state and local laws relating to the employment of labor, including, but not limited to, the provisions thereof relative to wages, hours, collective bargaining, working conditions and payment of taxes of any kind, and neither Seller nor any of its subsidiaries knows of any liability for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing or has any obligations for any vacation or sick leave.

                                   ARTICLE VI

                     REPRESENTATIONS AND WARRANTIES OF BUYER

      Buyer and Buyer Parent hereby, jointly and severally, represent and warrant to Seller as follows:

      6.1 ORGANIZATION; OWNERSHIP.

      Buyer is a corporation duly incorporated, validly existing and in good standing under the Laws of Delaware. As of the date hereof, Buyer has authorized capital stock consisting of 1,000 shares of Sub Common Stock, $0.001 par value, of which 95 shares are issued and outstanding and are held by Buyer Parent. As of the date hereof, 0 shares of Sub Common Stock are reserved for issuance upon exercise of outstanding options and warrants. All of the issued and outstanding shares of capital stock of Buyer have been duly authorized, validly issued and fully paid and non-assessable and were not issued in violation of any preemptive rights of any stockholder.

      Buyer Parent is a Delaware corporation duly incorporated, validly existing and in good standing under the Laws of Delaware. As of the date hereof, Buyer Parent has authorized capital stock consisting of 1,000,000,000 shares of Common Stock, $0.001 par value, of which 450,050,000 shares are issued and outstanding to Scott Newman and Glenn Peipert who own approximately 65% of the outstanding Common Stock of Buyer Parent. As of the date hereof, 232,658,750 shares of Common Stock are reserved for issuance upon exercise of outstanding options and warrants. All of the issued and outstanding shares of capital stock of Buyer Parent have been duly authorized, validly issued and fully paid and non-assessable and were not issued in violation of any preemptive rights of any stockholder.

      6.2 AUTHORIZATION OF TRANSACTION.

      Each of Buyer and Buyer Parent has full organizational power and authority (as applicable) to execute and deliver each Document to which it is a party and any and all instruments necessary or appropriate in order to effectuate fully the terms and conditions of the Documents and all related transactions and to perform its obligations under the applicable Documents. Each Document to which Buyer and Buyer Parent is a party has been duly authorized by all necessary organizational action on the part of Buyer and Buyer Parent, as applicable, and has been duly executed and delivered by each such party and constitutes the valid and legally binding obligation of each such party, enforceable against it in accordance with its terms and conditions (in each case, as applicable), subject to (a) judicial principles limiting the availability of specific performance, injunctive relief and other equitable remedies, and (b) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors' rights.

      6.3 NO RESTRICTIONS AGAINST TRANSACTIONS.

      Neither the execution, delivery and performance of the Documents nor the consummation of the Transactions contemplated thereby, nor compliance by Buyer or Buyer Parent with any of the provisions thereof (in each case, as applicable), will (i) violate, conflict with, or result in a material breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under any of the terms, conditions or provisions of the governing documents of Buyer or Buyer Parent, or under any note, bond, mortgage, indenture, deed of trust or other agreement, contract or instrument to which Buyer or Buyer Parent is bound, or by which Buyer or Buyer Parent or any of its respective properties or assets may be bound or affected, which in either case would prevent the consummation by Buyer or Buyer Parent of the Transactions contemplated hereby or by the Documents, or
(ii) violate any Law applicable to Buyer, Buyer Parent, its Affiliates or any of their respective properties or assets which would prevent consummation by Buyer or Buyer Parent of the Transactions contemplated by the Documents. No consent or approval by, notice to, or registration with, any Governmental Entity or any Person is required on the part of Buyer, Buyer Parent or their Affiliates in connection with the execution and delivery of the Documents or the consummation by Buyer and Buyer Parent of the Transactions contemplated thereby which would prevent consummation by Buyer or Buyer Parent of the Transactions contemplated by the Documents.

      6.4 BROKERS.

      Neither Buyer, Buyer Parent nor their Affiliates has incurred any obligation to any broker or finder in connection with the Transactions and Buyer and Buyer Parent hereby agree to indemnify and hold Seller and its Affiliates harmless against any liability to any such broker or finder.

      6.5 LITIGATION.

      There are no Proceedings pending or, to knowledge of Buyer or Buyer Parent, threatened against Buyer, Buyer Parent or its Affiliates which (i) seek to restrain or enjoin the consummation of the Transactions or (ii) could reasonably be expected to have a Material Adverse Effect on Buyer, Buyer Parent or their Affiliates or their respective abilities to perform their respective obligations under the Documents.

      6.6 SCOPE OF BUYER'S KNOWLEDGE.

      When used in this Agreement, the term "to Buyer's knowledge," or "to knowledge of Buyer" or similar terminology shall be deemed to include only the actual knowledge without independent investigation of Scott Newman, Glenn Peipert or Mitchell Peipert.

      6.7 STATUS OF BUSINESS ACTIVITIES.

      Each of Buyer and Buyer Parent hereby acknowledges that as of the date hereof, Seller has taken steps to discontinue the Business. Such actions or omissions by Seller may have a Material Adverse Effect on the Business or its prospects. Buyer and Buyer Parent have agreed to purchase the Acquired Assets and the Business and to assume the Assumed Liabilities subject to such potential Material Adverse Effect on the Business or its prospects.

      6.8 PURCHASE PRICE.

      Each of Buyer and Buyer Parent has sufficient funds and authorized capital stock to consummate the Transactions, and to perform their obligations under, the Documents and to pay the fees and expenses they incur in connection with the Transactions and obligations. The Common Stock and Sub Common Stock will be, upon issuance, duly authorized, validly issued, fully paid and nonassessable.

      6.9 REPORTS.

      Since December 31, 2003, Buyer Parent has filed, and subsequent to the date hereof will use its "best efforts" to file, all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were and are required with the SEC including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K and Proxy Statements (and all such reports, registrations and statements have been or will be made available by Buyer Parent to the Seller) and any applicable state securities authorities (all such reports and statements are collectively referred to as the "Buyer Parent Reports"). As of their respective dates, the Buyer Parent Reports complied with, and with respect to filings made after the date of this Agreement, will at the date of filing comply with, in all material respects, all the statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed. As of their respective dates, the Buyer Parent Reports do not contain and, with respect to the filings made after the date of this Agreement, will not at the date of filing contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein in order to make the statement therein, in light of the circumstances under which they were made, not misleading.

                                  ARTICLE VII

                           SURVIVAL; INDEMNIFICATION;
                      ADDITIONAL AGREEMENTS OF THE PARTIES

      7.1 SURVIVAL; TIME TO ASSERT CLAIMS.

            (a) Survival. The representations and warranties of the Parties set forth in this Agreement, or in any certificate or other writing delivered in connection with this Agreement, shall survive the Closing and the consummation of the Transactions contemplated hereby until 11:59 P.M. (Eastern time) on the one (1) year anniversary of the Closing Date, except for those related to Taxes, which shall survive as long as the applicable statute of limitations. The covenants and agreements of the Parties set forth in this Agreement which are not to be fully performed on the Closing Date shall survive the Closing until fully performed or fulfilled, unless non-compliance with such covenants or agreements is waived in writing by the Party entitled to such performance.

            (b) Time to Assert Claims.  Any claim  asserted  pursuant to Section
7.2 for a breach by a Party or any inaccuracy of a representation, warranty, covenant or agreement of the other Party contained herein must be asserted by written notice given by one Party to the other on or before 11:59 P.M. (Eastern time) on the one (1) year anniversary of the Closing Date.

            (c) Limitations. Notwithstanding anything to the contrary contained in this Agreement:

                  (i) no indemnification shall be payable with respect to any Damages otherwise payable pursuant to Section 7.2(a) unless the total of all claims for indemnification pursuant to Section 7.2(a) shall exceed One Hundred Thousand Dollars ($100,000), in the aggregate, after which Buyer shall be entitled to recover the full amount of the claim starting at dollar one. Buyer and Buyer Parent shall take reasonable steps to mitigate Damages subject to a claim for indemnification upon and after becoming aware of any event that could reasonably be expected to give rise to such Damages, it being understood that Buyer and Buyer Parent are not required to incur significant costs for such mitigation. The maximum aggregate amount of indemnifiable Damages which may be recovered from Seller may not exceed the Escrowed Shares.

                  (ii) there shall be no limitation on the time during which indemnification may be asserted, sought or obtained for any instance of fraud by any party of any provision of this Agreement or any other instrument or agreement to be executed and delivered by such party in connection with the Transactions; and

                  (iii) the limitation on the time during which indemnification may be asserted, sought or obtained shall be extended if a notice of a claim shall have been timely given pursuant to Section 7.1(b), until the related claim for indemnification has been satisfied or otherwise resolved as provided in this
Article VII;

      7.2 INDEMNIFICATION; INDEMNIFICATION PROCEDURES.

            (a) Indemnification By Seller. Seller shall indemnify, save and hold harmless Buyer and its Affiliates from and against any and all costs, losses, liabilities, damages, lawsuits, deficiencies, claims and expenses (whether or not arising out of third-party claims), including, without limitation, interest, penalties, travel expenses, reasonable attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing (collectively, "Damages"), incurred in connection with or arising out of or resulting from (i) any breach of any representation, warranty, covenant or agreement, or the inaccuracy of any representation or warranty, made by Seller, as the case may be, in or pursuant to this Agreement or the other Documents and (ii) the Excluded Liabilities and the Excluded Assets.

            (b) Indemnification By Buyer. Each of Buyer and Buyer Parent shall indemnify, save and hold harmless Seller and its Affiliates from and against any and all Damages incurred in connection with or arising out of or resulting from
(i) any breach of any representation, warranty, covenant or agreement, or the inaccuracy of any representation or warranty, made by Buyer or Buyer Parent in or pursuant to this Agreement or the other Documents, (ii) any Liabilities of Buyer arising out of or related to the Business and/or the Acquired Assets and
(iii) the Assumed Liabilities.

            (c) "Damages"  Further  Defined.  The term "Damages" as used in this
Section 7.2 is not limited to matters asserted by third parties against a Party, but includes Damages incurred or sustained by a Party in the absence of third party claims.

            (d)  Defense  and  Payment  of Claims.  If any action or  proceeding
(including any governmental investigation or inquiry) shall be brought or asserted or threatened to be brought or asserted against an indemnified party in respect of which indemnity may be sought hereunder from an indemnifying party, such indemnified party shall promptly notify the indemnifying party in writing, and such notice shall include a reference to the provisions of the Documents in respect of which such right of indemnification is claimed or arises and the amount, and the indemnifying party may, in its sole discretion, promptly upon receipt of such notice (no later than 15 days after receipt of such notice), assume the defense thereof, including the retention of counsel of its choice reasonably satisfactory to such indemnified party. If the indemnifying party has assumed the defense of the action or proceeding, then the indemnifying party shall not, except with the written consent of the indemnified party (which consent shall not be unreasonably withheld), consent to the entry of a judgment or settlement, unless the judgment or proposed settlement involves the payment of money damages by one or more of the indemnifying parties and does not impose injunctive or other equitable relief upon the indemnified party or unless the settlement involves a full and unconditional release of the indemnified party. The indemnified party shall provide the indemnifying party with access to its records and personnel relating to any such action or proceeding during normal business hours and shall otherwise cooperate with the indemnifying party in the defense or settlement thereof, and the indemnifying party shall reimburse the indemnified party for all its reasonable out-of-pocket expenses in connection therewith. If the indemnified party assumes the defense of any such claim or proceeding, the indemnified party will not consent to the entry of any judgment or enter into any settlement with respect to any third party claim without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld). If the indemnifying party elects to assume the defense of any such action of proceeding, the indemnified party shall have the right, in its sole discretion, to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expense of such indemnified party. The indemnifying party shall not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent (which shall not be unreasonably withheld), or if there is a final judgment for the plaintiff in any such action or proceeding, the indemnifying party agrees to indemnify and hold harmless such indemnified parties from and against any loss or liability by reason of such settlement or judgment.

            (e) Exclusive Remedy. The Parties hereby agree that the foregoing provisions of this Section 7.2 shall be the sole and exclusive means of recovery of a Party hereto, and shall preclude the exercise of any other rights or remedies available to a Party hereto at law or in equity in respect of the Documents.

            (f) Indemnification Limited to Escrowed Shares. The Escrowed Shares shall be held in an escrow account for twelve (12) months from the date of the closing of the Transactions pursuant to the Holdback Agreement. If it is determined by a court of competent jurisdiction in a judgment that has become final or is not appealed or in the process of being appealed within 90 days of final judgment that Seller shall be indebted to Buyer for Damages under this
Section 7.2, or Seller acknowledges in writing that it is indebted to Buyer for Damages and specifies such amount of indebtedness, Buyer shall have the right to setoff such amount of Damages pursuant to the Holdback Agreement. Notwithstanding any provision herein to the contrary, indemnification of Buyer under this Section 7.2, for any Damages will be solely limited to and paid only out of the Escrowed Shares in accordance with the provisions of this Section 7.2(f) and the Holdback Agreement.

      7.3 NEGOTIATION EXPENSES.

      Seller and Buyer shall pay all of their respective expenses incurred in connection with negotiation and preparation of the Documents, the Transactions contemplated thereby and the Closing (including, without limitation, notary costs). At the Closing Date, Seller will provide Buyer with monthly itemized statements for outside legal fees rendered. Pursuant to the Holdback Agreement, the amount of shares of Common Stock due to Seller shall be reduced on a two dollars worth of shares (based on the Fair Market Value) for every one dollar basis over $75,000 spent by Seller on outside legal fees and paid by Buyer or Buyer Parent. The fees and expenses of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, Osborne Clark, Kahn & Associes and CMS Hasche Sigle shall be paid on the Closing Date.

      7.4 FURTHER ASSURANCES.

      Subject to the terms and conditions herein provided, the Parties shall do or cause to be done all such acts and things as may be necessary, proper or advisable, consistent with all applicable Laws, to consummate and make effective the Transactions as soon as reasonably practicable.

      7.5 CONFIDENTIALITY; PUBLICITY.

            (a) Any  information  concerning  Seller  disclosed  to Buyer or its
Affiliates or their representatives or any information concerning Buyer or its Affiliates disclosed to Seller, which has not been publicly disclosed, shall be kept strictly confidential by the Parties and shall not be disclosed or used by the recipients whether or not the Closing occurs and until publicly disclosed by the Party to which such information relates; provided, however, that the foregoing provision shall not prohibit disclosures by either Party of information that (i) was in the possession of a Party prior to the date hereof, provided that such information is not known by such Party to be subject to a confidentiality agreement, (ii) is or becomes generally available to the public other than as a result of a disclosure by a Party in violation of this Section 7.5, or (iii) a Party is required to disclose by Law, including in connection with a Proceeding or in connection with the payment of Taxes. Each Party hereto hereby agrees that no public announcements concerning the terms of this Agreement or the Documents or concerning the Transactions shall be made without the mutual consent of the Parties. Notwithstanding the foregoing, Buyer shall be entitled to issue a press release announcing the execution of this Agreement and the Transactions contemplated hereunder.

            (b) Buyer and Seller agree not to use any confidential information to purchase, sell, make any short sale of, loan, grant any option for the purchase of, or otherwise transfer or dispose of any shares of Common Stock (or other securities, warrants or other forms of convertible securities outstanding or other rights to acquire such securities) of Buyer. Buyer and Seller acknowledge that (i) a purpose of this Section 7.5(b) relating to confidentiality is so that Buyer will be in compliance with Regulation FD promulgated by the Securities and Exchange Commission, and other applicable securities laws, and (ii) if Seller does not comply with the provisions of this
Section 7.5(b), Buyer may be deemed by such action to be in violation of such laws and regulations, which could have a Material Adverse Effect on the business of Buyer.

      7.6 COOPERATION ON TAX MATTERS.

            (a) Seller and Buyer shall cooperate fully, at no expense to the cooperating Party, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns relating to the Business and any audit, litigation or other proceeding with respect to Taxes relating to the Business. Such cooperation shall include the retention and (upon the other Party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees reasonably available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Seller and Buyer agree (i) to retain all books and records with respect to Tax matters pertinent to the Business relating to any taxable period beginning before the Closing Date until the earlier to occur of the liquidation and dissolution of such entity or the four (4) year anniversary of the Closing Date and (ii) to give the other Party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other Party so requests, Seller and Buyer, as the case may be, shall allow the other Party to take possession of such books and records.

            (b) Seller and Buyer further agree, upon request and at the requesting Party's expense, to use their best efforts to obtain any certificate or other document from any Governmental Entity or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the Transactions) without the imposition of a countervailing Tax or loss of Tax attributes on or by the Party to whom such request is directed.

            (c) If any claim, suit or proceeding shall be made by any taxing authority that could give rise to an additional payment of Taxes related to the Acquired Assets, the party responsible for the payment of such taxes shall control all proceedings arising in connection with such claim suit or proceeding.

      7.7 REGISTRATION RIGHTS.

            (a) Buyer Parent shall use its "best efforts" to file with the SEC a Registration Statement on any available form of registration within thirty (30) days of the Closing Date, at Buyer Parent's expense, registering the resale of the Primary Consideration, the Retention Shares, the Covenant Shares and the Additional Investment Shares to be made on a continuous basis pursuant to Rule
415 of the Securities Act. Buyer Parent will use its commercially reasonable efforts to cause the Registration Statement to become effective within sixty
(60) days after the Closing Date; provided, however, that in the event that the Registration Statement receives SEC review, Buyer Parent will use its commercially reasonable efforts to cause the Registration Statement to become effective within ninety (90) days after the Closing Date. Once effective, the Registration Statement shall remain continuously effective until the earlier of
(i) two years after the Closing Date and (ii) such time as all of the Primary Consideration, the Retention Shares, the Covenant Shares and the Additional Investment Shares and registered thereunder may be sold pursuant to Rule 144 promulgated under the Securities Act without restriction on the number of Primary Consideration, the Retention Shares, the Covenant Shares or the Additional Investment Shares that may be sold. Upon written notice to Seller, Buyer Parent may, not more often than two times during any Buyer Parent fiscal year, suspend use of a Registration Statement for a period of up to thirty (30) days, provided, that such periods may not occur consecutively, unless, in the good faith judgment of the Board of Directors of Buyer Parent, there is material nonpublic information the disclosure of which at that point in time would have a Material Adverse Effect on Buyer Parent.

            (b) Lock-Up Period. The Covenant Shares and the Retention Shares shall not be subject to any lock-up period after the registration of such shares is complete. The Additional Investment Shares are subject to a lock-up period after the Registration Statement is effective, in which such shares shall be released and freely tradable one (1) month following the effective date of the Registration Statement. The Primary Consideration is subject to a lock-up period after the Registration Statement is effective as follows: (i) 20% of the Primary Consideration shall be released and freely tradable on October 1, 2004 (assuming the Registration Statement referenced above has been declared effective by the
SEC); (ii) 20% of the Primary Consideration shall be released and freely tradable on January 1, 2005; (iii) 20% of the Primary Consideration shall be released and freely tradable on April 1, 2005; (iv) 20% of the Primary Consideration shall be released and freely tradable on July 1, 2005; and (v) 20% of the Primary Consideration shall be released and freely tradable on October 1, 2005.

            (c) Review by Holder. Each Holder covenants and agrees that it shall use its commercially reasonable efforts to provide to Buyer Parent on a timely basis such consents, representations and information as may reasonably be required by Buyer Parent in connection with the preparation and filing of a Registration Statement or related prospectus or any amendment or supplement thereto. Buyer Parent will, prior to filing a Registration Statement or related prospectus or any amendment or supplement thereto, furnish to each Holder copies of such Registration Statement and prospectus or any amendment or supplement thereto as proposed to be filed, together with exhibits thereto, which documents will be subject to review and approval by Seller (such approval not to be unreasonably withheld or delayed).

            (d) Expenses. Buyer Parent shall pay all expenses of registration of any Primary Consideration, the Retention Shares, Covenant Shares or Additional Investment Shares pursuant to Section 7.7, except brokerage commissions, legal expenses, and such other expenses as may be required by law to be paid by the holder thereof, which commissions and expenses shall be paid by the party by which such expenses are incurred.

            (e) Notification. Buyer Parent will promptly notify each Holder upon the occurrence of any of the following events in respect of a Registration Statement or related prospectus: (i) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement or amendments or supplements to the Registration Statement or any related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of the Primary Consideration, the Covenant Shares or the Additional Investment Shares registered pursuant to Section 7.7 for sale in any jurisdiction or the initiation of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that (or Buyer Parent otherwise becomes aware of any statement included in the Registration Statement, related prospectus or documents that is untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that), in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) Buyer Parent's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate (in which event Buyer Parent will promptly make available to each Holder any such supplement or amendment to the Registration Statement and, as applicable, the related prospectus).

            (f) Indemnification. In the event that any Primary Consideration, Retention Shares, Covenant Shares or Additional Investment Shares are included in a Registration Statement under this Agreement:

                  (i) To the extent permitted by law, Buyer Parent will indemnify and hold harmless each Holder, the partners, officers, directors and stockholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Securities Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the Securities Act, any state securities laws or any rule or regulation promulgated under the Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state in such registration statement a material fact required to be stated therein, or necessary to make the statements therein not misleading or
(iii) any violation or alleged violation by Buyer Parent of the Act, the Securities Act, any state securities laws or any rule or regulation promulgated under the Act, the Securities Act or any state securities laws, and Buyer Parent will reimburse each such Holder, underwriter, controlling person or other aforementioned person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection 7.7(f) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Buyer Parent (which consent shall not be unreasonably withheld), nor shall Buyer Parent be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter, controlling person or other aforementioned person; provided further, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder or underwriter or other aforementioned person, or any person controlling such Holder or underwriter, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the most current prospectus was not sent or given by or on behalf of such Holder or underwriter or other aforementioned person to such person, if required by law to have been so delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

                  (ii) To the extent permitted by law, each selling Holder will indemnify and hold harmless Buyer Parent, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls Buyer Parent within the meaning of the Act, legal counsel and accountants for Buyer Parent, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the Securities Act, any state securities laws or any rule or regulation promulgated under the Act, the Securities Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any person intended to be indemnified pursuant to this subsection 7.7(f)(ii) for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection 7.7(f)(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), and provided that in no event shall any indemnity under this subsection 7.7(f)(ii) exceed the net proceeds from the offering sold by such Holder.

                  (iii) Promptly after receipt by an indemnified party under this Section 7.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of liability to the indemnified party under this Section 7.7(f) to the extent of such prejudice, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 7.7(f).

                  (iv) If the indemnification provided for in this Section 7.7(f) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided, however, that no contribution by any Holder, when combined with any amounts paid by such Holder pursuant to Section7.7(f)(ii), shall exceed the net proceeds from the offering received by such Holder. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (v) The  obligations  of Buyer  Parent and Holders  under this
Section 7.7(f) shall survive the completion of any offering of Common Stock in a registration statement under this Section 7.7 and otherwise.

            (g) Assignment of Registration  Rights. The rights set forth in this
Section 7.7, may be assigned by the Holder to transferees or assignees of all or any portion of the Primary Consideration, the Retention Shares, the Covenant Shares or the Additional Investment Shares, but only if (a) the Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to Buyer Parent within a reasonable time after such assignment, (b) Buyer Parent is, within a reasonable time after such transfer or assignment, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being transferred or assigned, (c) after such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, (d) at or before the time Buyer Parent received the written notice contemplated by clause (b) of this sentence, the transferee or assignee agrees in writing with Buyer Parent to be bound by all of the provisions contained herein, and (e) the transferee is an "accredited investor" as that term is defined in Rule 501 of Regulation D.

            (h) Additional Requirements. Until termination of the Registration Statement, Buyer Parent will use its commercially reasonable efforts to make and keep public information available, as those terms are understood and defined in Rule 144 promulgated under the Securities Act and file on a timely basis with the SEC all information that it may be required to file under either of Section 13 or Section 15(d) of the Exchange Act and, so long as it is required to file such information, use its commercially reasonable efforts to maintain the availability of Rule 144 promulgated under the Securities Act (or any successor exemptive rule hereinafter in effect) with respect to the Common Stock.

      7.8 BENEFIT PLANS.

      Buyer Parent shall take such reasonable actions, to the extent permitted by Buyer Parent's benefits programs, as are necessary to allow all employees of Seller and its subsidiaries who accept employment with Buyer Parent (collectively, "Seller Employees") to participate in the health, welfare and other benefit programs of Buyer Parent or alternative benefits programs in the aggregate that are substantially equivalent to those applicable to employees of Buyer Parent in similar functions and positions on similar terms (it being understood that equity incentive plans are not considered employee benefits). From and after the Closing Date, Buyer Parent shall grant all Seller Employees credit for all service (to the same extent as service with Buyer Parent is taken into account with respect to similarly situated employees of Buyer Parent) with Seller or its subsidiaries, as applicable, prior to the Closing Date for (i) eligibility and vesting purposes and (ii) for purposes of vacation accrual after the Closing Date as if such service with Seller or its subsidiaries, as applicable, was service with Buyer Parent. Buyer Parent agrees that where applicable with respect to any of its welfare benefit plans, including without limitation medical or dental benefit plans, Buyer Parent shall waive any pre-existing condition exclusion and actively-at-work requirements (provided, however, that no such waiver shall apply to a pre-existing condition of any Seller Employee who was, as of the Closing Date, excluded from participation in a plan maintained by Seller or its subsidiaries by virtue of such pre-existing condition) and similar limitations, eligibility waiting periods and evidence of insurability requirements under any of Buyer Parent's group health plans to the extent permitted by such plans. Buyer Parent shall provide that any covered expenses incurred on or before the Closing Date by Seller Employees or such employees' covered dependents shall be taken into account for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions after the Closing Date to the same extent as such expenses are taken into account for the benefit of similarly situated employees of Buyer Parent.

                                  ARTICLE VIII

                                   DEFINITIONS

      For purposes of this Agreement, the following terms shall have the meanings set forth below:

      "Acquired Assets" has the meaning set forth in Section 1.1.

      "Acquired  Accounts  Receivables"  has the  meaning  set forth in  Section
1.1(a).

      "Act" shall mean the Securities Act of 1933, as amended.

      "Additional Investment Shares" has the meaning set forth in Section 2.2(a)(v).

      "Affiliate" means with respect to any Person, any Person that, directly or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, another Person.

      "Asset Purchase" has the meaning set forth in the Recitals.

      "Assumed Liabilities" has the meaning set forth in Section 1.3.

      "Bill of Sale" has the meaning set forth in Section 2.3(a)(ii).

      "Business" has the meaning set forth in the Recitals.

      "Buyer" has the meaning set forth in the preamble.

      "Buyer Parent" has the meaning set forth in the preamble.

      "Buyer Parent Reports" has the meaning set forth in Section 6.9.

      "Closing" has the meaning set forth in Section 2.1.

      "Closing Date" has the meaning set forth in Section 2.1.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

      "COBRA" has the meaning set forth in Section 1.4(i)(vi).

      "Common Stock" has the meaning set forth in the Recitals.

      "Control"  means,   without  limitation,   the  possession,   directly  or
indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

      "Copyright" has the meaning set forth in the definition for Intellectual Property.

      "Court" means any court or arbitration tribunal of the United States, any foreign country or any domestic or foreign state, and any political subdivision thereof.

      "Covenant Shares" has the meaning set forth in Section 2.2(a)(ii).

      "Damages" has the meaning set forth in Section 7.2(a) and Section 7.2(c).

      "Documents" means this Agreement, the Holdback Agreement and the Bill of Sale.

      "Environmental and Safety Requirements" means all Laws, Orders, contractual obligations and all common law concerning public health and safety, worker health and safety, pollution, or protection of the environment, including, all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, including, but not limited to, the Solid Waste Disposal Act, as amended, 42 U.S.C. ss.ss. 6901, et seq., the Clean Air Act, as amended, 42 U.S.C. ss.ss. 7401 et seq., the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss.ss. 1251 et seq., the Emergency Planning and Community Right-to-Know Act, as amended, 42 U.S.C. ss.ss. 11001 et seq., the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, 42 U.S.C. ss.ss. 9601 et seq., the Hazardous Materials Transportation Uniform Safety Act, as amended, 49 U.S.C. ss.ss. 1804 et seq., the Occupational Safety and Health Act of 1970, in each case whenever enacted or amended, and the rules and regulations promulgated thereunder.

      "Escrowed Shares" has the meaning set forth in Section 2.2(b).

      "Excluded Assets" has the meaning set forth in Section 1.2.

      "Excluded Cash" shall mean that amount that is equal to $5,000.

      "Excluded Liabilities" has the meaning set forth in Section 1.4.

      "Fair Market Value" shall mean the average of the closing price of the Common Stock quoted in the over-the-counter market in which the Common Stock is traded or the closing price quoted on any exchange on which the Common Stock is listed, whichever is applicable, as published in The Wall Street Journal for the ten (10) trading days prior to the Closing Date.

      "GAAP" means United States generally accepted accounting principles, applied on a consistent basis.

      "Governmental Entity" means any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, federal, state, county or local.

      "Guarantees" has the meaning set forth in Section 5.7.

      "Holdback Agreement" has the meaning set forth in Section 2.2(b).

      "Holdback Consideration" has the meaning set forth in Section 2.2(b).

      "Holder" shall mean Seller or any Person who holds shares of Common Stock pursuant to the terms of this Agreement or upon the liquidation and dissolution of Seller following the consummation of the Transactions.

      "Intellectual Property" means:

                  (i) all issued patents, reissued or reexamined patents, revivals of patents, utility models, certificates of invention, registrations of patents and extensions thereof, regardless of country or formal name (collectively, "Issued Patents");

                  (ii) all published or unpublished nonprovisional and provisional patent applications, reexamination proceedings, invention disclosures and records of invention (collectively "Patent Applications" and, with the Issued Patents, the "Patents");

                  (iii) all copyrights, copyrightable works, semiconductor topography and mask work rights, including all rights of authorship, use, publication, reproduction, distribution, performance transformation, moral rights and rights of ownership of copyrightable works, semiconductor topography works and mask works, and all rights to register and obtain renewals and extensions of registrations, together with all other interests accruing by reason of international copyright, semiconductor topography and mask work conventions (collectively, "Copyrights");

                  (iv) common law trademarks, registered trademarks, applications for registration of trademarks, common law service marks, registered service marks, applications for registration of service marks, trade names, registered trade names and applications for registrations of trade names and trade dress (collectively, "Trademarks");

                  (v) all right, title and interest of Seller to the extent required and used to conduct the Business as presently conducted in, to, or under (i) all invention disclosures, improvements, trade secrets, proprietary information, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (ii) all moral and economic rights of authors and inventors, however denominated, (iii) database and data collections and computer software, whether owned or licensed, to the extent fully assignable; and (iv) all industrial designs and registration's and applications therefor, (collectively, as such is required and used to conduct the Business as currently conducted by Seller);

                  (vi) all technology, ideas, inventions, designs, proprietary information, manufacturing and operating specifications, know-how, formulae, trade secrets, technical data, computer programs, hardware, software and processes related to the business as such business is currently conducted and as its business is proposed to be conducted;

                  (vii) all domain names registered; and

                  (vii) all other intangible intellectual property assets, properties and rights (whether or not appropriate steps have been taken to protect, under applicable law, such other intangible assets, properties or rights).

      "Inventories" has the meaning set forth in Section 1.1(l).

      "Issued Patents" has the meaning in the definition for Intellectual Property.

      "Knowledge" means the actual knowledge, after diligent inquiry, of each of the current officers and directors of the Sellers.

      "Law" means any constitution, law, statute, treaty, rule, directive, requirement or regulation or Order of any Governmental Entity.

      "Liability" means any liability or obligation, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due, regardless of when asserted.

      "Licenses" has the meaning set forth in Section 5.6(c).

      "Lien" means any security interest, pledge, bailment (in the nature of a pledge or for purposes of security), mortgage, deed of trust, the grant of a power to confess judgment, conditional sales and title retention agreement (including any lease in the nature thereof), charge, encumbrance, easements, reservations, restrictions, clouds, rights of first refusal or first offer, options, or other similar arrangement or interest in real or personal property.

      "Material Adverse Effect" means, with respect to any Person, a material adverse effect on the business, operations, assets (including levels of working capital and components thereof), condition (financial or otherwise), operating results, liabilities, customer, supplier or employee relations of such Person.

      "Material Contracts" has the meaning set forth in Section 5.7.

      "Material Leases" has the meaning set forth in Section 5.7.

      "Orders"  means  judgments,   writs,   decrees,   compliance   agreements,
injunctions or orders of any Governmental Entity or arbitrator.

      "Ordinary Course" means the ordinary course of business of the referenced Person consistent with past custom and practice.

      "Party" and "Parties" have the meanings set forth in the preamble.

      "Patent Application" has the meaning set forth in the definition for Intellectual Property.

      "Patents" has the meaning set forth in the definition for Intellectual Property.

      "Permits" means all material permits, licenses, authorizations, registrations, franchises, approvals, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Entities under which Seller is operating or bound.

      "Person" shall be construed broadly and shall include an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a Governmental Entity (or any department, agency, or political subdivision thereof).

      "Primary Consideration" has the meaning set forth in Section 2.2(a)(i).

      "Proceeding" means any action, suit, proceeding, complaint, charge, hearing, inquiry or investigation before or by a Governmental Entity or arbitrator.

      "Purchase Price" has the meaning set forth in Section 2.2(a).

      "Registration Statement" has the meaning set forth in Section 5.23.

      "Related Party Agreements" has the meaning set forth in Section 5.7.

      "Retention Shares" has the meaning set forth in Section 2.2(a)(iii).

      "SEC" means the Securities and Exchange Commission.

      "Securities Act" means the Securities Exchange Act of 1934, as amended.

      "Seller" has the meaning set forth in the preamble.

      "Seller Bank Accounts" has the meaning set forth in Section 5.22.

      "Seller Capital Stock" has the meaning set forth in Section 5.1(b).

      "Seller Contracts" has the meaning set forth in Section 1.1(e).

      "Seller Employees" has the meaning set forth in Section 7.8.

      "Seller  Intellectual  Property"  has the  meaning  set  forth in  Section
5.17(a).

      "Seller Products" has the meaning set forth in Section 5.17(b)(ii).

      "Seller Software" has the meaning set for in Section 5.17(j).

      "Sub Common Stock" has the meaning set forth in the Recitals.

      "Sub Consideration" has the meaning set forth in Section 2.2(a)(ii).


      "Tax" as used in this Agreement, means any of the Taxes, and "Taxes" means, with respect to any Person, (a) all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties and other taxes, fees, assessments or charges of any kind whatsoever, together with all interest and penalties, additions to tax and other additional amounts imposed by any taxing authority (domestic or foreign) on such Person (if any) and (b) any liability for the payment of any amount of the type described in the immediately preceding clause (a) as a result of being a "transferee" (within the meaning of Section 6901 of the Code or any other applicable Law) of another entity or a member of an affiliated or combined group. Notwithstanding the foregoing, solely for purposes of Section 5.15, Tax (and the correlative meaning, "Taxes") shall not include any amount to the extent that (A) a lien, claim or encumbrance cannot be placed upon any of the Acquired Assets with respect to such amount and (B) neither Buyer, Buyer Parent nor any Affiliates of either such entity can be made directly or indirectly liable with respect to such amount.

      "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

      "Third Party Intellectual Property" has the meaning set forth in Section 5.17(c).

      "Transactions" has the meaning set forth in the Recitals.

                                   ARTICLE IX

                                  MISCELLANEOUS

      9.1 NO THIRD PARTY BENEFICIARIES.

      This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns, personal representatives, heirs and estates, as the case may be.

      9.2 ENTIRE AGREEMENT.

      This Agreement and the other Documents referred to herein constitute the entire agreement among the Parties and supersedes any prior or contemporaneous understandings, agreements or representations by or among the Parties, written or oral, which may have related in any way to the subject matter of any Document.

      9.3 SUCCESSORS AND ASSIGNS.

      This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

      9.4 NOTICES.

      All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the addresses set forth below:

                                  If to Seller:
                  Evoke Software Corporation
                  140 Broadway
                  46th Floor
                  New York, NY 10006
                  Telephone:        (212) 858-7596
                  Facsimile:        (415) 512-0302
                  Attention:        Lacy Edwards

                  Copy to:
                  Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP 220 West 42nd Street - 20th Floor
                  New York, NY 10036
                  Telephone     (212) 730-8133
                  Facsimile:    (877) 881-3007
                  Attention:    Ken R. McVay, Esq.

                  If to Buyer:
                  Evoke Asset Purchase Corp.
                  c/o Conversion Services International, Inc.
                  100 Eagle Rock Avenue
                  East Hanover, NJ 07936
                  Telephone:    (973) 560-9400
                  Facsimile:    (973) 560-9500
                  Attention:    Scott Newman
                                Lawrence F. Metz, Esq.

                  Copy to:
                  Ellenoff Grossman & Schole LLP
                  370 Lexington Avenue
                  New York, NY 10017
                  Telephone     (212) 370-1300
                  Facsimile:    (212) 370-7889
                  Attention:    Douglas S. Ellenoff, Esq.

      Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

      9.5 GOVERNING LAW.

      This Agreement shall be governed by, and construed and enforced in accordance with and subject to, the laws of the State of New Jersey applicable to agreements made and to be performed entirely within such State.

      9.6 MODIFICATION, AMENDMENTS AND WAIVER.

      No modification, amendment or waiver of any provision of this Agreement shall be valid unless the same shall be approved in writing and signed by all of the Parties.

      9.7 INCORPORATION OF EXHIBITS AND SCHEDULES.

      The Exhibits, Schedules and other attachments identified in this Agreement are part of this Agreement as if set forth in full herein.

      9.8 CONSTRUCTION.

      The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Whenever appropriate in the context, terms used in this Agreement in the singular also include the plural, and vice versa, and each masculine, feminine or neuter pronoun shall also include the other genders. Unless otherwise expressly stated herein, all references to the term "including" shall be deemed to be interpreted as meaning "including, without limitation". Unless otherwise expressly stated herein, all references to the phrase "applicable law" shall be deemed to include provisions of rules and regulations promulgated under applicable law. Except as otherwise expressly provided herein, all references herein to any contract, agreement, law, rule, regulation or other document shall refer to such contract, agreement, law, rule, regulation or other document as amended from time to time.

      9.9 INDEPENDENCE OF COVENANTS AND REPRESENTATIONS AND WARRANTIES.

      All covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain covenant, the fact that such action or condition is permitted by another covenant shall not affect the occurrence of such default, unless expressly permitted under an exception to such initial covenant. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of or a breach of a representation and warranty hereunder.

      9.10 SEVERABILITY.

      It is the desire and intent of the Parties that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

      9.11 WAIVER OF JURY TRIAL.

      EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER DOCUMENT.

      9.12 JURISDICTION AND VENUE.

            (a) Each of the Parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New Jersey court or federal court of the United States of America sitting in New Jersey, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or for recognition or enforcement of any judgment, and each of the Parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New Jersey court or, to the extent permitted by law, in such federal court. Each of the Parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

            (b) Each of the Parties hereto irrevocably and unconditionally waives, to the fullest extent it or he may legally and effectively do so, any objection that it or he may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to the Agreement in any such New Jersey court or any such federal court. Each of the Parties hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            (c) The Parties further agree that the mailing by certified or registered mail, return receipt requested, of any process required by any such court shall constitute valid and lawful service of process against them, without the necessity for service by any other means provided by law.

      9.13 BULK SALES LAWS.

      Buyer acknowledges that Seller will not comply with the provisions of any bulk sales or transfer laws of any jurisdiction in connection with the Transactions contemplated by this Agreement. The Parties hereby waive compliance with all bulk sales or transfer Laws of all applicable jurisdictions in which any of the Acquired Assets are located or in which any operations relating to the Business are conducted.

      9.14 HEADINGS.

      The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      9.15 COUNTERPARTS.

      This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.


                                    EVOKE ASSET PURCHASE CORP.
                                    BY: CONVERSION SERVICES INTERNATIONAL, INC.,
                                        ITS SOLE STOCKHOLDER


                                    By:    /s/ Scott Newman
                                           -------------------------------------
                                    Name:  Scott Newman
                                    Title: President and Chief Executive Officer

                                    CONVERSION SERVICES INTERNATIONAL, INC.


                                    By :   /s/ Scott Newman
                                           -------------------------------------
                                    Name:  Scott Newman
                                    Title: President and Chief Executive Officer


                                    EVOKE SOFTWARE CORPORATION



                                    By:    /s/ Lacy Edwards
                                           -------------------------------------
                                    Name:  Lacy Edwards
                                    Title: President and Chief Executive Officer

                                    EXHIBIT A
                               HOLDBACK AGREEMENT

                               HOLDBACK AGREEMENT


      This Holdback Agreement (this "Agreement") is dated as of June __, 2004 by and between Conversion Services International, Inc., a Delaware corporation with offices at 100 Eagle Rock Avenue, East Hanover, New Jersey 07936 ("Buyer"), Evoke Asset Purchase Corp., a Delaware corporation with offices at 100 Eagle Rock Avenue, East Hanover, New Jersey 07936 ("Buyer Sub"), and WHRT I Corp. (f/k/a Evoke Software Corporation), a California corporation with offices at 140 Broadway, 46th Floor, New York, NY 10006 ("Seller").

                              W I T N E S S E T H:
                               - - - - - - - - - -

      WHEREAS, Buyer Sub, Buyer and Seller and have entered into an Asset Purchase Agreement dated as of May 26, 2004 (the "Asset Purchase Agreement"), pursuant to which, among other things, Buyer Sub will purchase from Seller substantially all of Seller's assets used or useful in the operation of Seller's business, and to assume certain liabilities of Seller specified therein, in exchange for common stock, par value $0.001, of Buyer ("Common Stock"), and common stock, par value $0.001, of Buyer Sub, cash and the assumption of such specified liabilities;

      WHEREAS, the Asset Purchase Agreement requires that Buyer withholds and retains, at closing of the transactions contemplated thereby, the sum of Seven Million One Hundred Fifty Thousand (7,150,000) shares of Common Stock ("Escrowed Shares") to be held and released in accordance with the terms and conditions of this Agreement;

      NOW THEREFORE, the parties agree as follows:

                                   ARTICLE I

      1.1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Asset Purchase Agreement.

      1.2. Extended Meanings. In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders. The word "person" includes an individual, body corporate, partnership, trustee or trust or unincorporated association, executor, administrator or legal representative.

      1.3. Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by all parties, or, in the case of a waiver, by the party waiving compliance. Except as expressly stated herein, no delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder preclude any other or future exercise of any other right, power or privilege hereunder.

      1.4. Headings. The division of this Agreement into articles, sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

      1.5. Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws. Any action brought by any party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New Jersey or in the federal courts located in the State of New Jersey. All parties agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the non-prevailing party or parties its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

      1.6. Consent to Jurisdiction. Subject to Section 1.5 hereof, each of Buyer Sub, Buyer and Seller hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section 1.6 shall affect or limit any right to serve process in any other manner permitted by law.

      1.7. Construction. Each party acknowledges that its legal counsel participated in the preparation of this Agreement and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Agreement to favor any party against the other.

                                   ARTICLE II

      2.1. Escrowed Shares. Seller hereby deposits with Buyer Certificate No. ___ of Buyer, registered in the name of Seller evidencing the Escrowed Shares, together with a duly executed stock power endorsed in blank, for retention and disposition by Buyer as herein provided.

      2.2. Buyer to Hold Escrowed Shares. Buyer shall hold and dispose of the Escrowed Shares only in accordance with the terms and conditions of this Agreement.

      2.3. Stockholder Rights.

            (a) While any Escrowed Shares are held by Buyer, and pending the distribution thereof to Buyer Sub or Seller, as the case may be, Seller will have all rights with respect to the Escrowed Shares attributable to the Seller (including, without limitation, the right to vote such shares), except (i) the right of possession thereof and (ii) the right to sell, assign, pledge, hypothecate or otherwise dispose of or encumber such shares or any interest therein. Any cash dividend or other distribution (other than a distribution that is not taxable pursuant to Section 305 of the Internal Revenue Code of 1986, as amended ("Non-taxable Distributions")) made with respect to the Escrowed Shares shall be distributed to Seller and any other Non-taxable Distribution shall be deposited with Buyer and shall be considered Escrowed Shares for purposes hereof.

            (b) If, after the date of this Agreement, the Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, relevant provisions of this Agreement shall be correspondingly adjusted to the extent appropriate to reflect equitably such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

                                   ARTICLE III

      3.1 Disposition of Escrowed Shares. Buyer shall hold and dispose of the Escrowed Shares as set forth in this Article III, subject in each case to Buyer's receipt of written instructions signed by both Buyer Sub and Seller (the "Joint Instructions") stating that the applicable conditions for disposition of the Escrowed Shares as set forth in this Article III have been satisfied (it being agreed that Buyer Sub and Seller shall act reasonably and in good faith in determining whether such conditions have been satisfied):

            (a) In the event that Buyer Sub is entitled to indemnification from Seller pursuant to Section 7.2(f) of Article VII of the Asset Purchase Agreement and Buyer Sub has notified Buyer and Seller in writing of its claim, in reasonable detail, including the amount of such claim, and complied with all other terms and conditions of the Asset Purchase Agreement entitling it to indemnification from Seller thereunder (including seeking a final judgment for Damages), then prior to the first anniversary of the date hereof and subject to Buyer's receipt of Joint Instructions, Buyer shall transfer all rights, title and interest in and to that portion of the Escrowed Shares to Buyer Sub necessary to satisfy the applicable amount of such indemnity obligation (the "Indemnity Amount") by delivery of a stock certificate representing that number of shares of Common Stock which is determined by dividing that portion of the Indemnity Amount then owed or accepted by Seller as owing to Buyer Sub pursuant to such Joint Instructions by the Fair Market Value of the Escrowed Shares (the "Stock Certificate") and the executed stock power relating thereto to Buyer. In determining the Fair Market Value of Escrowed Shares for credit toward an indemnification obligation hereunder, each Escrowed Share shall be valued at the average closing price of the Common Stock during normal trading hours (9:30 am to 4:00 pm) quoted in the over-the-counter market in which the Common Stock is traded or the closing price quoted on any exchange on which the Common Stock is listed, whichever is applicable, as published in The Wall Street Journal for the ten (10) days prior to such transfer date.

            (b) As soon as practicable but no later than by the 15th day following the first anniversary of the date of this Agreement, Buyer shall release and deliver to Seller the Escrowed Shares or any portion thereof not transferred to Buyer Sub in accordance with subsection (a) above. For clarification, the amount of Escrowed Shares to be released to Seller pursuant to this Section 3.1(b) shall be determined by subtracting the amount of any Escrowed Shares already transferred to Buyer Sub in accordance with subsection
(a) above and an amount sufficient to cover all outstanding claims (if any) claimed prior to the first anniversary of the date of this Agreement (but having not yet reached final judgment) as set forth in the Joint Instructions.

      (c) The Escrowed Shares may not be used for any purpose other than offsetting losses in respect of which Seller is obligated to indemnify Buyer Sub pursuant to Article VII of the Asset Purchase Agreement and in accordance with this Agreement.

                                   ARTICLE IV

      4.1. Duties and Responsibilities of Buyer. The acceptance by Buyer of its duties as escrow agent under this Agreement is subject to the terms and conditions of this Agreement, which all parties to this Agreement hereby agree shall govern and control with respect to the rights, duties and liabilities of Buyer. The duties of Buyer hereunder are only such as are herein specifically provided, being purely ministerial in nature, and Buyer shall have no responsibility in respect of the Holdback Consideration other than faithfully to follow the instructions herein contained. Except as expressly contemplated by this Agreement or by joint written instructions from Buyer Sub and Seller, Buyer shall not sell, transfer or otherwise dispose of, in any manner, all or any portion of the Escrowed Shares, except pursuant to Section 3 hereof.

      4.2. Termination. This Holdback Agreement shall terminate upon the disposition of all of the Escrowed Shares by Buyer or at any time upon the agreement in writing of Buyer Sub and Seller.

      4.3. Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given one (1) day after being sent by telecopy (with copy delivered by overnight courier, regular or certified mail):

            (a)   If to Buyer or Buyer Sub, to:

                           Conversion Services International, Inc.
                           100 Eagle Rock Avenue
                           East Hanover, New Jersey 07936
                           Fax:  (973) 560-9500
                           Attention: Scott Newman
                                         Lawrence F. Metz, Esq.

                           With a copy to:

                           Ellenoff Grossman & Schole LLP
                           370 Lexington Avenue
                           New York, NY 10017
                           Fax: (212) 370-7889
                           Attention: Douglas S. Ellenoff, Esq.

(b) If to Seller, to:

                           WHRT I Corp.
                           c/o Tudor Venures
                           50 Rowes Wharf
                           6th Floor
                           Boston, MA 02420
                           Fax:  (617) 737-0993
                           Attention: Bob Forlenza

                           With a copy to:

                           Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP
                           220 West 42nd Street
                           20th Floor
                           New York, NY 10036
                           Fax:  (877) 881-3007
                           Attention:    Kenneth R. McVay, Esq.

or to such other address as any of them shall give to the others by notice made pursuant to this Section 4.2.

      4.4. Assignment; Binding Agreement. Neither this Agreement nor any right or obligation hereunder shall be assignable by any party without the prior written consent of the other parties hereto. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and assigns.

      4.5. Invalidity. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

      4.6. Counterparts/Execution. This Agreement may be executed in any number of counterparts and by different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile transmission.

      4.7. Agreement. Each of the undersigned states that he or it has read this Agreement and understands and agrees to it.

                  [Remainder of page intentionally left blank.]

      IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                                 EVOKE ASSET PURCHASE CORP.
                                 BY: CONVERSION SERVICES INTERNATIONAL, INC.,
                                     ITS SOLE STOCKHOLDER

                                 By:
                                 Name:  Scott Newman
                                 Title: President and Chief Executive Officer


                                 CONVERSION SERVICES INTERNATIONAL, INC.


                                 By:
                                    --------------------------------------------
                                 Name: Scott Newman
                                 Title: President and Chief Executive Officer


                                 WHRT I CORP. (F/K/A EVOKE SOFTWARE CORPORATION)


                                 By:
                                    --------------------------------------------
                                Name:  Lacy Edwards
                                Title: President and Chief Executive Officer


                     [SIGNATURE PAGE TO HOLDBACK AGREEMENT]

                                    EXHIBIT B
                              FORM OF BILL OF SALE


                                  BILL OF SALE

      This Bill of Sale ("Agreement") is made as of June __, 2004 by WHRT I Corp. (f/k/a Evoke Software Corporation), a California corporation ("Seller"), for the benefit of Evoke Asset Purchase Corp., a Delaware corporation ("Buyer").

      1. DEFINITIONS. Unless specifically designated otherwise, capitalized terms used in this Agreement shall have the meanings given them in the Asset Purchase Agreement between Seller and Buyer dated as of May 26, 2004 (the "Purchase Agreement").

      2. SALE OF ASSETS. Seller, for a valuable consideration, the receipt of which is hereby acknowledged, hereby sells, assigns, grants, and conveys to Buyer the Acquired Assets as defined in the Purchase Agreement (the "Acquired Assets").

      3. MISCELLANEOUS.

            (a) Seller hereby agrees that it will, from time to time, execute and deliver such further instruments of conveyance and transfer as may be reasonably required to implement and effectuate the sale of the Acquired Assets pursuant to the Purchase Agreement.

            (b) This Agreement has been executed to implement the Purchase Agreement and nothing contained herein shall be deemed or construed to impair or alter any of the provisions of the Purchase Agreement.

            (c) This Agreement is executed and delivered in, and shall be construed and enforced in accordance with the domestic laws of the State of New Jersey, and shall be binding upon and shall inure to the benefit of the respective successors and assigns of the parties to this Agreement.

            (d) Seller hereby covenants and agrees to warrant and defend the title to the above-described Acquired Assets hereby conveyed, against the just and lawful claims and demands of all persons whomsoever.

                             [SIGNATURE PAGE FOLLOW]

      IN WITNESS WHEREOF, Seller has executed this Bill of Sale on the date first above written.


                                SELLER:

                                WHRT I CORP.


                                By:
                                    ----------------------------------------

                                Name:
                                      --------------------------------------

                                Title:
                                       -------------------------------------



                                BUYER:

                                EVOKE ASSET PURCHASE CORP.


                                By:
                                    ----------------------------------------

                                Name:
                                      --------------------------------------

                                Title:
                                       -------------------------------------

                                    EXHIBIT C
                        FORM OF NON-COMPETITION AGREEMENT


                           NON-COMPETITION AGREEMENT

      THIS AGREEMENT is entered into as of June 22, 2004, by and between Lacy (the "Executive") and Conversion Services International, Inc. (the "Company").

      WHEREAS, the Company, Evoke Asset Purchase Corp. and WHRT I Corp. (f/k/a Evoke Software Corporation) ("Seller") have entered into an Asset Purchase Agreement (the "Asset Purchase Agreement"), of even date herewith, pursuant to which the Company will purchase from Seller substantially all of the assets and liabilities of Seller (the "Acquisition"); and

      WHEREAS, the Executive has a beneficial ownership interest in the Seller; and

      WHEREAS, the Company's willingness to enter into the Asset Purchase Agreement is based on the Executive's willingness to enter into this Agreement.

      NOW, THEREFORE, in consideration of the Company's performance under the Asset Purchase Agreement, the mutual promises and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Term of Agreement. The term of this Agreement shall begin on the date of the closing of the Acquisition and shall end on the second anniversary of the date hereof (the "Non-Competition Period"). Notwithstanding the foregoing or any other provision of this Agreement to the contrary, this Agreement shall terminate and be null and void immediately upon the termination of the Asset Purchase Agreement before consummation of the Acquisition.

      2. Non-Competition. During the Non-Competition Period, the Executive hereby covenants that he shall not, directly or indirectly, whether individually or as a stockholder (except as a stockholder owning less than 5% of the outstanding capital stock thereof) or other owner, partner, member, director, officer, employee, consultant, creditor or agent, (i) enter into, engage in, or promote or assist (financially or otherwise), directly or indirectly, any entity that, directly or through its subsidiaries (or proposes to become during the Non-Competition Period), competes with the Company in the United States or Europe, (ii) solicit sales, offer or sell products or services anywhere in United States or Europe of the kind or nature in which the Company transacts business, or (iii) induce or encourage any employee, officer, director, agent, supplier, customer or independent contractor of the Company to terminate or to materially adversely affect its relationship with the Company, or otherwise interfere or attempt to interfere in any way with any of the Company's relationships with its employees, officers, directors, agents, suppliers, customers, independent contractors or others.

      3. Violation. The Executive acknowledges that he has carefully read and considered the terms of this Agreement and knows them to have been essential to induce the Company to consummate the Asset Purchase Agreement and that remedies at law will not be sufficient in the event of any breach of the provisions contained herein. Therefore, in the event of a breach of this Agreement, the Company shall be entitled, in addition to any other remedy at law or in equity to which it may be fully entitled, to equitable relief against the Executive, including, without limitation, an injunction to restrain the Executive from such breach or threatened breach and to compel compliance with this Agreement in protecting or enforcing its rights and remedies and enforcement of specific performance by the Executive of this Agreement. The Executive agrees to waive any requirement for the posting of any bond in connection with such injunction or equitable relief.

      4. Modification. The parties further agree and acknowledge that the duration, scope and geographic area of the covenant not to compete described in Sections 1 and 2 are fair, reasonable and necessary in order to protect the future operations and profitability of the Company and other legitimate interests of the Company, that adequate consideration has been received by the Executive for such obligations, and that these obligations do not prevent the Executive from earning a livelihood. If, however, for any reason any court determines that the restrictions in Sections 1 and 2 are not reasonable, that consideration is inadequate or that the Executive has been prevented unlawfully from earning a livelihood, such restrictions shall be interpreted, modified or rewritten to include as much of the duration, scope and geographic area identified in Sections 1 and 2 as will render such restrictions valid and enforceable.

      5. Notices. All notices hereunder, to be effective, shall be in writing and shall be deemed delivered when delivered by hand, upon confirmation of receipt by telecopy or three (3) days after mailing by first-class, certified mail, postage and fees prepaid, as follows:

      (a) For notices and communications to the Company:

       Conversion Services International, Inc.
       100 Eagle Rock Avenue
       East Hanover, NJ 07936
       Attn:  Lawrence F. Metz, Esq.
       Telecopier No.:  (973) 560-9500

      (b) For notices and communications to the Executive:

      Lacy Edwards
      20 Riverside Terrace
      New York, NY 10282
       ...        ...

By notice complying with the foregoing provisions of this Section, each party shall have the right to change the address for future notices and communications to the other parties.

      6.   Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

      7. Modification; Waiver. No provision of this Agreement may be modified or waived unless such modification or waiver is agreed to in writing and executed by the Executive affected thereby and by a duly authorized officer of the Company. No waiver by any party hereto at any time of any breach by another party hereto of, or failure to comply with, any condition or provision of this Agreement to be performed or complied with by such other party shall be deemed a waiver of any similar or dissimilar conditions or provisions at the same or at any prior or subsequent time. Failure by the Executive or the Company to insist upon strict compliance with any provision of this Agreement or to assert any right which the Executive or the Company may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision of or right under this Agreement.

      8. Assignment. This Agreement and all rights hereunder are personal to the Executive and may not, unless otherwise specifically permitted herein, be assigned by him. Notwithstanding anything else in the Agreement to the contrary, the Company may assign this Agreement to and all rights hereunder shall inure to the benefit of any person, firm or corporation succeeding to all or substantially all of the business or assets of the Company whether by purchase, merger or consolidation.

      9. Captions. Captions herein have been inserted solely for convenience of reference and in no way define, limit or describe the scope or substance of any provision of this Agreement.

      10. Governing Law. This Agreement and all disputes, controversies or claims arising out of or related to this Agreement or a breach hereof shall be governed by and construed in accordance with the laws of the State of New Jersey as applied to contracts to be performed in New Jersey.

      11. Jurisdiction; Waiver of Trial by Jury. Each of the parties hereto consents to the jurisdiction of the United States District Court for the District of New Jersey and any of the courts of the state of New Jersey in any dispute arising under this Agreement and agrees further that service of process or notice in any such action, suit or proceeding shall be effective if in writing and delivered in person or sent as provided in Section 5 hereof. ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR ACTION ARISING OUT OF THIS AGREEMENT OR IN CONNECTION HEREWITH IS HEREBY WAIVED.


           [The rest of this page has intentionally been left blank.]

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement in a binding contract as of the day and year first above written.


                                  CONVERSION SERVICES INTERNATIONAL, INC.


                                  By:      ___________________________________
                                  Name:    Scott Newman
                                  Title:   President and Chief Executive Officer



                                            ____________________________________
                                            Lacy Edwards